Exhibit 99.6 — Financial Statements and Supplementary Data (adjusted to reflect the retrospective application of the consolidation accounting standard)

The Financial Statements and Supplementary Data set forth in this Exhibit 99.6 have been revised from the Financial Statements and Supplementary Data included in the Lions Gate Entertainment Corp. Annual Report on Form 10-K for the year ended March 31, 2010, as amended by Amendment No. 1 on Form 10-K/A for the year ended March 31, 2010 (the “2010 Form 10-K”) to reflect our retrospective application of the adoption of new accounting guidance for consolidation accounting for variable interest entities. The Financial Statements and Supplementary Data set forth below have not been revised to reflect events or developments subsequent to June 1, 2010, the date that we initially filed the 2010 Form 10-K, and do not modify or update the disclosures in the 2010 Form 10-K that may have been affected by subsequent events. For a discussion of events and developments subsequent to the initial filing date of the 2010 Form 10-K, please refer to the reports and other information we have filed with the Securities and Exchange Commission since that date, including our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2010, September 30, 2010 and December 31, 2010.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Lions Gate Entertainment Corp.

We have audited the accompanying consolidated balance sheets of Lions Gate Entertainment Corp. as of March 31, 2010 and 2009, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended March 31, 2010. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lions Gate Entertainment Corp. at March 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 2010, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Lions Gate Entertainment Corp.’s internal control over financial reporting as of March 31, 2010, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated June 1, 2010 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Los Angeles, California
June 1, 2010, except for Note 2,
as to which the date is May 6, 2011

LIONS GATE ENTERTAINMENT CORP.

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2010	2009
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$69,242	$138,475
Restricted cash	4,123	10,056
Restricted investments	6,995	6,987
Accounts receivable, net of reserve for returns and allowances of $87,978 (March 31, 2009 - $98,947) and provision for doubtful accounts of $7,676 (March 31, 2009 - $9,847)	292,924	227,010
Investment in films and television programs, net	661,105	702,767
Property and equipment, net	12,414	42,415
Finite-lived intangible assets, net	1,393	78,904
Equity method investments	179,071	31,960
Goodwill	239,254	379,402
Other assets	60,634	49,274
Total assets	$1,527,155	$1,667,250

LIABILITIES
Senior revolving credit facility	$17,000	$255,000
Senior secured second-priority notes	225,155	—
Accounts payable and accrued liabilities	253,745	270,561
Participations and residuals	302,677	371,857
Film obligations and production loans	351,769	304,525
Subordinated notes and other financing obligations	192,036	281,521
Deferred revenue	130,851	142,093
Total liabilities	1,473,233	1,625,557

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 117,951,754 and 116,950,512 shares issued at March 31, 2010 and 2009, respectively	521,164	494,724
Accumulated deficit	(460,631)	(441,153)
Accumulated other comprehensive loss	(6,611)	(11,878)
Total shareholders’ equity	53,922	41,693
Total liabilities and shareholders’ equity	$1,527,155	$1,667,250

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands, except per share amounts)

Revenues	$1,489,506	$1,466,374	$1,361,039
Expenses:
Direct operating	777,969	793,816	660,924
Distribution and marketing	506,141	669,557	635,666
General and administration	143,060	136,563	119,080
Depreciation and amortization	12,455	7,657	5,500
Total expenses	1,439,625	1,607,593	1,421,170
Operating income (loss)	49,881	(141,219)	(60,131)
Other expenses (income):
Interest expense
Contractual cash based interest	27,461	15,131	12,851
Amortization of debt discount and deferred financing costs	19,701	19,144	17,048
Total interest expense	47,162	34,275	29,899
Interest and other income	(1,547)	(5,785)	(11,276)
Gain on sale of equity securities	—	—	(2,909)
Gain on extinguishment of debt	(5,675)	(3,023)	—
Total other expenses, net	39,940	25,467	15,714
Income (loss) before equity interests and income taxes	9,941	(166,686)	(75,845)
Equity interests loss	(28,201)	(9,044)	(7,559)
Loss before income taxes	(18,260)	(175,730)	(83,404)
Income tax provision	1,218	2,724	4,031
Net loss	$(19,478)	$(178,454)	$(87,435)

Basic Net Loss Per Common Share	$(0.17)	$(1.53)	$(0.74)
Diluted Net Loss Per Common Share	$(0.17)	$(1.53)	$(0.74)
Weighted average number of common shares outstanding:
Basic	117,510	116,795	118,427
Diluted	117,510	116,795	118,427

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.

CONSOLIDATED STATEMENTS OF EQUITY

						Accumulated
			Series B			Other
	Common Shares		Preferred Shares		Accumulated	Comprehensive	Treasury Shares		Comprehensive
	Number	Amount	Number	Amount	Deficit	Income (Loss)	Number	Amount	Income	Total
	(Amounts in thousands, except share amounts)
Balance at March 31, 2007	116,970,280	$504,277	10	$—	$(175,264)	$(1,295)	—	$—		$327,718
Exercise of stock options	993,772	(2,492)								(2,492)
Stock based compensation, net of withholding tax obligations of $1,576	666,306	12,212								12,212
Issuance of common shares to directors for services	25,970	277								277
Issuance of common shares for investment in NextPoint, Inc	1,890,189	20,851								20,851
Issuance of common shares related to the Redbus acquisition	94,937	900								900
Issuance of common shares related to the Debmar acquisition	269,978	2,500								2,500
Issuance of common shares related to the Mandate acquisition	169,879	1,566								1,566
Repurchase of common shares, no par value							2,410,499	(22,260)		(22,260)
Comprehensive loss
Net loss					(87,435)				$(87,435)	(87,435)
Foreign currency translation adjustments						1,168			1,168	1,168
Net unrealized loss on foreign exchange contracts						(333)			(333)	(333)
Unrealized loss on investments — available for sale						(73)			(73)	(73)
Comprehensive loss									$(86,673)
Balance at March 31, 2008	121,081,311	540,091	10	—	(262,699)	(533)	2,410,499	(22,260)		254,599
Exercise of stock options, net of withholding tax obligations of $1,192	878,809	1,702								1,702
Stock based compensation, net of withholding tax obligations of $2,542	833,386	10,500								10,500
Issuance of common shares to directors for services	43,060	408								408
Issuance of common shares related to the Mandate acquisition	1,113,120	10,263								10,263
December 2008 Repurchase - reduction of equity component of February 2005 3.625% Notes extinguished		(1,012)								(1,012)
Repurchase and cancellation of common shares, no par value	(6,999,174)	(67,228)					(2,410,499)	22,260		(44,968)
Redemption of Series B Preferred Shares			(10)	—						—
Comprehensive loss
Net loss					(178,454)				$(178,454)	(178,454)
Foreign currency translation adjustments						(11,562)			(11,562)	(11,562)
Net unrealized gain on foreign exchange contracts						144			144	144
Unrealized gain on investments — available for sale						73			73	73
Comprehensive loss									$(189,799)
Balance at March 31, 2009	116,950,512	494,724	—	—	(441,153)	(11,878)	—	—		41,693
Stock based compensation, net of withholding tax obligations of $2,030	900,577	15,444								15,444
Issuance of common shares to directors for services	100,665	573								573
Sale of TV Guide Network common stock units		(167)								(167)
April 2009 Exchange Transaction - equity component of April 2009 3.625% Notes issued, net of $1,324 reduction for February 2005 3.625% Notes extinguished		14,761								14,761
December 2009 Repurchase - reduction of equity component of October 2004 2.9375% Notes and February 2005 3.625% Notes extinguished		(4,171)								(4,171)
Comprehensive loss
Net loss					(19,478)				$(19,478)	(19,478)
Foreign currency translation adjustments						4,849			4,849	4,849
Net unrealized gain on foreign exchange contracts						418			418	418
Comprehensive loss									$(14,211)
Balance at March 31, 2010	117,951,754	$521,164	—	$—	$(460,631)	$(6,611)	—	$—		$53,922

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands)
Operating Activities:
Net loss	$(19,478)	$(178,454)	$(87,435)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	7,526	5,925	3,974
Amortization of intangible assets	4,929	1,732	1,526
Amortization of films and television programs	511,658	458,757	403,319
Amortization of debt discount and deferred financing costs	19,701	19,144	17,048
Non-cash stock-based compensation	17,875	13,438	13,934
Gain on sale of equity securities	—	—	(2,909)
Gain on extinguishment of debt	(5,675)	(3,023)	—
Equity interests loss	28,201	9,044	7,559
Changes in operating assets and liabilities:
Restricted cash	(187)	244	(228)
Accounts receivable, net	(79,392)	37,304	(128,876)
Investment in films and television programs	(471,087)	(558,277)	(445,714)
Other assets	(4,443)	(7,363)	(2,985)
Accounts payable and accrued liabilities	(22,769)	30,323	66,704
Participations and residuals	(69,574)	(12,781)	209,806
Film obligations	(48,786)	59,376	1,387
Deferred revenue	(3,459)	22,705	32,040
Net Cash Flows Provided By (Used In) Operating Activities	(134,960)	(101,906)	89,150
Investing Activities:
Purchases of restricted investments	(13,994)	(13,989)	(229,262)
Proceeds from the sale of restricted investments	13,985	14,000	466,641
Purchases of investments - equity securities	—	—	(4,836)
Proceeds from the sale of investments - equity securities	—	—	24,155
Acquisition of TV Guide, net of unrestricted cash acquired	—	(243,158)	—
Acquisition of Mandate Pictures, net of unrestricted cash acquired	—	—	(41,205)
Acquisition of Maple Pictures, net of unrestricted cash acquired	—	—	1,753
Investment in equity method investees	(47,129)	(18,031)	(6,460)
Increase in loans receivable	(1,418)	(28,767)	(5,895)
Repayment of loans receivable	8,333	—	—
Purchases of property and equipment	(3,684)	(8,674)	(3,608)
Net Cash Flows Provided By (Used In) Investing Activities	(43,907)	(298,619)	201,283
Financing Activities:
Exercise of stock options	—	2,894	1,251
Tax withholding requirements on equity awards	(2,030)	(3,734)	(5,319)
Repurchase and cancellation of common shares	—	(44,968)	(22,260)
Proceeds from the issuance of mandatorily redeemable preferred stock units and common stock units related to the sale of 49% interest in TV Guide Network, net of unrestricted cash deconsolidated	109,776	—	—
Borrowings under senior revolving credit facility	302,000	255,000	—
Repayments of borrowings under senior revolving credit facility	(540,000)	—	—
Borrowings under individual production loans	144,741	189,858	162,400
Repayment of individual production loans	(136,261)	(222,034)	(111,357)
Production loan borrowings under Pennsylvania Regional Center credit facility	63,133	—	—
Production loan borrowings under film credit facility, net of deferred financing costs	30,469	—	—
Production loan repayments under film credit facility	(2,718)	—	—
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	214,727	—	—
Repurchase of subordinated notes	(75,185)		—
Borrowings under other financing obligations	—	—	3,718
Repayment of other financing obligations	(134)	(5,377)	—
Net Cash Flows Provided By Financing Activities	108,518	171,639	28,433
Net Change In Cash And Cash Equivalents	(70,349)	(228,886)	318,866
Foreign Exchange Effects on Cash	1,116	(4,228)	1,226
Cash and Cash Equivalents - Beginning Of Period	138,475	371,589	51,497
Cash and Cash Equivalents - End Of Period	$69,242	$138,475	$371,589

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Operations

Lions Gate Entertainment Corp. (the “Company,” “Lionsgate,” “we,” “us” or “our”) is the leading next generation studio with a diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content.

2. Significant Accounting Policies

(a) Generally Accepted Accounting Principles

These consolidated financial statements have been prepared in accordance with United States (the “U.S.”) generally accepted accounting principles (“GAAP”). The Canadian dollar and the U.S. dollar are the functional currencies of the Company’s Canadian and U.S. based businesses, respectively.

(b) Principles of Consolidation

The accompanying consolidated financial statements of the Company include the accounts of Lionsgate and all of its majority-owned and controlled subsidiaries. The Company reviews its relationships with other entities to identify whether it is the primary beneficiary of a variable interest entity (“VIE”). If the determination is made that the Company is the primary beneficiary, then the entity is consolidated in accordance with accounting guidance.

Investments in which the Company exercises significant influence, but does not control, are accounted for using the equity method of accounting. Investments in which there is no significant influence are accounted for using the cost method of accounting.

All significant intercompany balances and transactions have been eliminated in consolidation.

(c) Revenue Recognition

Revenue from the theatrical release of feature films is recognized at the time of exhibition based on our participation in box office receipts. Revenue from the sale of DVDs/Blu-ray discs in the retail market, net of an allowance for estimated returns and other allowances, is recognized on the later of receipt by the customer or “street date” (when it is available for sale by the customer). Under revenue sharing arrangements, rental revenue is recognized when we are entitled to receipts and such receipts are determinable. Revenues from television licensing are recognized when the feature film or television program is available to the licensee for telecast. For television licenses that include separate availability “windows” during the license period, revenue is allocated over the “windows.” Revenue from sales to international territories are recognized when access to the feature film or television program has been granted or delivery has occurred, as required under the sales contract, and the right to exploit the feature film or television program has commenced. For multiple media rights contracts with a fee for a single film or television program where the contract provides for media holdbacks (defined as contractual media release restrictions), the fee is allocated to the various media based on our assessment of the relative fair value of the rights to exploit each media and is recognized as each holdback is released. For multiple-title contracts with a fee, the fee is allocated on a title-by-title basis, based on our assessment of the relative fair value of each title.

Distribution revenue from the distribution of TV Guide Network (as defined in Note 17) programming (distributors generally pay a per subscriber fee for the right to distribute programming) is recognized in the month the services are provided.

Advertising revenue is recognized when the advertising spot is broadcast or displayed online. Advertising revenue is recorded net of agency commissions and discounts.

Cash payments received are recorded as deferred revenue until all the conditions of revenue recognition have been met. Long-term, non-interest bearing receivables are discounted to present value. At March 31, 2010, $75 million of accounts receivable are due beyond one year. The accounts receivable are due as follows: $31.9 million in fiscal 2012, $21.9 million in fiscal 2013, $14.4 million in fiscal 2014, $4.9 million in fiscal 2015, and $1.9 million thereafter.

(d) Cash and Cash Equivalents

Cash and cash equivalents consist of cash deposits at financial institutions and investments in money market mutual funds.

(e) Restricted Cash

Restricted cash represents amounts held as collateral required under our revolving film credit facility and amounts on deposit with financial institutions that are contractually designated for certain theatrical marketing obligations.

(f) Restricted Investments

Restricted investments represent amounts held in investments that are contractually designated as collateral for certain production loans.

(g) Investment in Films and Television Programs

Investment in films and television programs includes the unamortized costs of completed films and television programs which have been produced by the Company or for which the Company has acquired distribution rights, libraries acquired as part of acquisitions of companies, films and television programs in progress and in development and home entertainment product inventory.

For films and television programs produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. For acquired films and television programs, these capitalized costs consist of minimum guarantee payments to acquire the distribution rights.

Costs of acquiring and producing films and television programs and of acquired libraries are amortized using the individual-film-forecast method, whereby these costs are amortized and participations and residuals costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films or television programs.

Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release or from the date of delivery of the first episode for episodic television series. For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.

Investment in films and television programs is stated at the lower of amortized cost or estimated fair value. The valuation of investment in films and television programs is reviewed on a title-by-title basis, when an event or change in circumstances indicates that the fair value of a film or television program is less than its unamortized cost. The fair value of the film or television program is determined using management’s future revenue and cost estimates and a discounted cash flow approach. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.

Films and television programs in progress include the accumulated costs of productions which have not yet been completed.

Films and television programs in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Projects in development are written off at the earlier of the date they are determined not to be recoverable or when abandoned, or three years from the date of the initial investment.

Home entertainment product inventory consists of DVDs/Blu-ray discs and is stated at the lower of cost or market value (first-in, first-out method).

Costs for programs acquired by the Media Networks segment are amortized on a program-by-program basis over the license term based on the actual airings of the program as a percentage of the total expected airings of the program through the term of the license agreement. Costs for programs produced by the Media Networks segment are expensed upon first airing due to the content of the programs produced by Media Networks generally dealing with current events.

(h) Property and Equipment, net

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided for using the following rates and methods:

Computer equipment and software	2 – 5 years straight-line
Furniture and equipment	2 – 10 years straight-line
Leasehold improvements	Over the lease term or the useful life, whichever is shorter
Transponder under capital lease	15 years straight-line
Land	Not depreciated

The Company periodically reviews and evaluates the recoverability of property and equipment. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates, if appropriate and where deemed necessary, a reduction in the carrying amount is recorded.

(i) Equity Method Investments

The Company uses the equity method of accounting for investments in companies in which it has minority equity interest and the ability to exert significant influence over operating decisions of the companies. The Company’s equity method investees are periodically reviewed to determine whether there has been a loss in value that is other than a temporary decline.

(j) Goodwill

Goodwill represents the excess of acquisition costs over the tangible and intangible assets acquired and liabilities assumed in various business acquisitions by the Company. The Company has two reporting units with goodwill within its businesses: Motion Pictures and Television Production. Goodwill is not amortized but is reviewed for impairment annually within each fiscal year or between the annual tests if an event occurs or circumstances change that indicate it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value. The impairment test follows a two-step approach. The first step determines if the goodwill is potentially impaired, and the second step measures the amount of the impairment loss, if necessary. Under the first step, goodwill is considered potentially impaired if the fair value of the reporting unit is less than the reporting unit’s carrying amount, including goodwill. Under the second step, the impairment loss is then measured as the excess of recorded goodwill over the fair value of the goodwill, as calculated. The fair value of goodwill is calculated by allocating the fair value of the reporting unit to all the assets and liabilities of the reporting unit as if the reporting unit was purchased in a business combination and the purchase price was the fair value of the reporting unit. The Company performs its annual impairment test as of January 1 in each fiscal year. The Company performed its annual impairment test on its goodwill as of January 1, 2010. No goodwill impairment was identified in any of the Company’s reporting units. Determining the fair value of reporting units requires various assumptions and estimates. The estimates of fair value include consideration of the future projected operating results and cash flows of the reporting unit. Such projections could be different than actual results. Should actual results be significantly less than estimates, the value of our goodwill could be impaired in the future.

(k) Other Assets

Other assets include deferred financing costs, prepaid expenses and other, and loans receivable.

Deferred Financing Costs. Amounts incurred in connection with obtaining debt financing are deferred and amortized, as a component of interest expense, over the earlier of the date of the earliest put option or term to maturity of the related debt obligation.

Prepaid Expenses and Other. Prepaid expenses and other primarily include prepaid expenses and security deposits.

Loans Receivable. The Company records loans receivable at carrying value.

(l) Subordinated Notes

The Company accounts for its subordinated notes by separating for the liability and equity components in a manner that will reflect the Company’s nonconvertible debt borrowing rate on the subordinated notes issuance date when interest cost is recognized. Accordingly, a portion of the proceeds received is recorded as a liability and a portion is recorded as an addition to shareholders’ equity reflecting the equity component (i.e., conversion feature). The difference between the principal amount and the amount recorded as the liability component represents the debt discount. The carrying amount of the liability is accreted up to the principal amount through the amortization of the discount, using the effective interest method, to interest expense over the expected life of the note.

(m) Prints, Advertising and Marketing Expenses.

The costs of advertising and marketing expenses are expensed as incurred. Advertising expenses for the year ended March 31, 2010 were $297.9 million (2009 — $423.7 million, 2008 — $398.7 million) which were recorded as distribution and marketing expenses. The costs of film prints are capitalized as prepaid expenses and expensed upon theatrical release and are included in distribution and marketing expenses.

(n) Income Taxes

Income taxes are accounted for using an asset and liability approach for financial accounting and reporting for income taxes and recognition and measurement of deferred assets are based upon the likelihood of realization of tax benefits in future years. Under this method, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

(o) Government Assistance

The Company has access to government programs that are designed to promote film and television production and distribution in Canada. The Company also has access to similar programs in certain states within the U.S. that are designed to promote film and television production in those states.

Tax credits earned with respect to expenditures on qualifying film and television productions are included as an offset to investment in films and television programs when the qualifying expenditures have been incurred provided that there is reasonable assurance that the credits will be realized (refer to Note 20).

(p) Foreign Currency Translation

Monetary assets and liabilities denominated in currencies other than the functional currency are translated at exchange rates in effect at the balance sheet date. Resulting unrealized translation gains and losses are included in the consolidated statements of operations.

Foreign company assets and liabilities in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Foreign company revenue and expense items are translated at the average rate of exchange for the fiscal year. Gains or losses arising on the translation of the accounts of foreign companies are included in accumulated other comprehensive income (loss), a separate component of shareholders’ equity.

(q) Derivative Instruments and Hedging Activities

Derivative financial instruments are used by the Company in the management of its foreign currency exposures. The Company’s policy is not to use derivative financial instruments for trading or speculative purposes.

The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses denominated in Canadian dollars. The Company evaluates whether the foreign exchange contracts qualify for hedge accounting at the inception of the contract. The fair value of the forward exchange contracts is recorded on the consolidated balance sheets. Changes in the fair value of the foreign exchange contracts that are effective hedges are reflected in accumulated other comprehensive income (loss), a separate component of shareholders’ equity, and changes in the fair value of foreign exchange contracts that are ineffective hedges are reflected in the consolidated statements of operations. Gains and losses realized upon settlement of the foreign exchange contracts are amortized to the consolidated statements of operations on the same basis as the production expenses being hedged.

(r) Stock-Based Compensation

Stock-based compensation cost recognized in the years ended March 31, 2010, 2009 and 2008 includes: (a) compensation cost for all stock options granted prior to, but not yet vested as of, April 1, 2006, based on the grant date fair value; and (b) compensation cost for all share-based payments granted on or after April 1, 2006, based on the grant-date fair value. See Note 16 for further discussion of the Company’s stock-based compensation.

(s) Net Loss Per Share

Basic and diluted net loss per share is calculated based on the weighted average common shares outstanding for the period. Basic and diluted net loss per share for the years ended March 31, 2010, 2009 and 2008 is presented below:

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
	(Amounts in thousands)
Basic and Diluted Net Loss Per Common Share:
Numerator:
Net loss	$(19,478)	$(178,454)	$(87,435)
Denominator:
Weighted average common shares outstanding	117,510	116,795	118,427
Basic and Diluted Net Loss Per Common Share	$(0.17)	$(1.53)	$(0.74)

For the years ended March 31, 2010, 2009, and 2008, the weighted average incremental common shares calculated under the “if converted” and treasury stock method presented below were excluded from diluted net loss per common share for the periods because their inclusion would have had an anti-dilutive effect as a result of the reported net losses.

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
	(Amounts in thousands)
Incremental shares

Conversion of Notes	25,907	24,666	25,295
Share purchase options	—	340	1,494
Restricted share units	338	365	486
Contingently issuable shares	—	968	705
Total incremental shares excluded from Diluted Net Loss Per Common Share	26,245	26,339	27,980

Additionally, for the years ended March 31, 2010, 2009, and 2008, the weighted average common shares issuable presented below were excluded from diluted net loss per common share because their inclusion would have had an anti-dilutive effect due to either award terms or the market price of common shares.

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
	(Amounts in thousands)
Anti-dilutive shares issuable

Share purchase options	3,670	3,724	3,121
Restricted share units	1,172	1,007	415
Contingently issuable shares	631	376	136
Total weighted average anti-dilutive shares issuable excluded from Diluted Net Loss Per Common Share	5,473	5,107	3,672

(t) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs for investment in films and television programs; estimates of sales returns and other allowances, provision for doubtful accounts; fair value of assets and liabilities for allocation of the purchase price of companies acquired; income taxes and accruals for contingent liabilities; and impairment assessments for investment in films and television programs, property and equipment, goodwill and intangible assets. Actual results could differ from such estimates.

(u) Reclassifications

Certain amounts presented in prior years have been reclassified to conform to the current year’s presentation.

(v) Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (“SFAS No. 168”). This statement modifies the GAAP hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature. Effective July 2009, the FASB Accounting Standards Codification (“ASC”), also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the SEC. Nonauthoritative guidance and literature would include, among other things, FASB Concepts Statements, American Institute of Certified Public Accountants Issue Papers and Technical Practice Aids and accounting textbooks. The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance. It is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation. The Company has adopted the Codification prospectively beginning in the second quarter of fiscal 2010, resulting in no impact on the Company’s consolidated financial statements.

Subsequent events. The Company adopted new accounting guidance related to the accounting for and disclosure of subsequent events that occur after the balance sheet date. The Company adopted this standard beginning in the first quarter of fiscal 2010 and has evaluated subsequent events through the date of issuance, resulting in no impact on the Company’s consolidated financial statements.

Consolidation accounting for variable interest entities. This new accounting guidance modifies the previous guidance in relation to the identification of controlling financial interests in a variable interest entity (“VIE”). Under this new guidance, the primary beneficiary of a VIE is the enterprise that has both of the following characteristics, among others: (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance; and (b) the obligation to absorb losses of the entity, or the right to receive benefits from the entity, that could potentially be significant to the VIE. If an enterprise determines that power is shared among multiple unrelated parties such that no one party has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance, then no party is the primary beneficiary. Power is shared if each of the parties sharing power are required to consent to the decisions relating to the activities that most significantly impact the VIE’s performance. The provisions of this standard became effective for the Company beginning in fiscal 2011.

Upon adoption of the new accounting standard on April 1, 2010, the Company determined that it was no longer the primary beneficiary of TV Guide Network because pursuant to the operating agreement of the entity, the power to direct the activities that most significantly impact the economic performance of TV Guide Network are shared with the 49% owner of TV Guide Network, One Equity Partners (“OEP”). Accordingly, upon adoption of the new accounting standard we are no longer consolidating TV Guide Network and instead are accounting for TV Guide Network under the equity method of accounting.

The Company has applied the provisions of the new accounting standard retrospectively and accordingly, the Company deconsolidated TV Guide Network from May 28, 2009, the date the Company sold a 49% interest to OEP, and retrospectively adjusted the financial statements to reflect TV Guide Network as if it were accounted for under the equity method of accounting since that date. The deconsolidation of TV Guide network resulted in the reclassification of $305.4 million of assets, $147.3 million of liabilities and $30.0 million of non-controlling interest amounts from each of their respective consolidated balance sheet captions to the investment in equity method investee’s account as of March 31, 2010, reflecting the carrying amount of the Company’s interest in the mandatorily redeemable preferred and common stock units of TV Guide Network as of March 31, 2010. In addition, under the equity method of accounting, the Company’s share of the revenues, expenses of TV Guide Network and income for the accretion of the dividend and discount of the mandatorily redeemable preferred stock are recorded net in the equity interest line item in the consolidated statements of operations. The adoption of the new accounting standard did not impact the Company’s net loss. See Note 7 and Note 17 for further detail regarding the TV Guide Network.

3. Restricted Cash and Restricted Investments

Restricted Cash. Restricted cash represents amounts held as collateral required under our revolving film credit facility and amounts on deposit with financial institutions that are contractually designated for certain theatrical marketing obligations. As of March 31, 2009, restricted cash included collateral required under our senior revolving credit facility as a result of a borrowing under our funding agreement with the State of Pennsylvania (see Note 12).

Restricted Investments. Restricted investments, which are measured at fair value, represent amounts held in investments that are contractually designated as collateral for certain production loans. The carrying amounts of these restricted investments are equal to their respective fair values as of March 31, 2010 and March 31, 2009. At March 31, 2010 and March 31, 2009, the Company held $7.0 million of restricted investments in United States Treasury Bills bearing an interest rate of 0.165% (March 31, 2009 – 0.39%), maturing May 13, 2010 (March 31, 2009 – matured September 3, 2009). These investments are held as collateral for a production loans pursuant to an escrow agreement.

At March 31, 2008, the Company held $7.0 million of a triple A rated taxable Student Auction Rate Security (“ARS”), at par value, issued by the Panhandle-Plains Higher Education Authority. These ARS were sold back to the issuer at par value resulting in no gain or loss.

The following table illustrates the impact in other comprehensive income (loss) of realized and unrealized gains of investments available-for-sale during the years ended March 31, 2010, 2009 and 2008:

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
	(Amounts in thousands)
Gain on sale of restricted and available-for-sale investments included in net income	$—	$—	$2,909

Other comprehensive income:
Net unrealized gain arising during the year	$—	$73	$2,836
Reclassification adjustment	—	—	(2,909)

Net unrealized gain (loss) recognized in other comprehensive income	$—	$73	$(73)

4. Investment in Films and Television Programs

	March 31,	March 31,
	2010	2009
	(Amounts in thousands)
Motion Picture Segment - Theatrical and Non-Theatrical Films
Released, net of accumulated amortization	$212,582	$262,067
Acquired libraries, net of accumulated amortization	43,374	56,898
Completed and not released	49,338	55,494
In progress	198,743	149,402
In development	10,730	6,732
Product inventory	38,291	40,392
	553,058	570,985
Television Segment - Direct-to-Television Programs
Released, net of accumulated amortization	80,557	77,973
In progress	24,198	51,619
In development	3,292	1,445
	108,047	131,037
Media Networks
In progress	—	745
	—	745
	$661,105	$702,767

The following table sets forth acquired libraries that represent titles released three years prior to the date of acquisition, and amortized over their expected revenue stream from acquisition date up to 20 years:

Acquired Library	Acquisition Date	Total Amortization Period	Remaining Amortization Period	Unamortized Costs March 31, 2010	Unamortized Costs March 31, 2009
		(In years)		(Amounts in thousands)
Trimark	October 2000	20.00	10.50	$4,589	$6,280
Artisan	December 2003	20.00	13.75	36,836	47,255
Modern	August 2005	20.00	15.25	1,142	2,462
Lionsgate UK	October 2005	20.00	15.50	807	901
Total Acquired Libraries				$43,374	$56,898

The Company expects approximately 44% of completed films and television programs, net of accumulated amortization will be amortized during the one-year period ending March 31, 2011. Additionally, the Company expects approximately 80% of completed and released films and television programs, net of accumulated amortization and excluding acquired libraries, will be amortized during the three-year period ending March 31, 2013.

5. Property and Equipment

	March 31,	March 31,
	2010	2009
	(Amounts in thousands)
Leasehold improvements	$7,263	$11,071
Property and equipment	7,691	12,943
Computer equipment and software	20,829	24,699
Transponder under capital lease	—	12,065
	35,783	60,778
Less accumulated depreciation and amortization	(24,575)	(19,569)
	11,208	41,209
Land	1,206	1,206
	$12,414	$42,415

6. Goodwill

The changes in the carrying amount of goodwill by reporting segment in the years ended March 31, 2010 and 2009 were as follows:

	Motion Pictures	Television	Media Networks	Total
	(Amounts in thousands)
Balance as of March 31, 2008	$210,570	$13,961	$—	$224,531
Mandate Pictures, LLC	(277)	—	—	(277)
TV Guide Network	—	—	155,148	155,148
Balance as of March 31, 2009	210,293	13,961	155,148	379,402
TV Guide Network	—	—	(155,148)	(155,148)
Debmar-Mercury, LLC		15,000		15,000
Balance as of March 31, 2010	$210,293	$28,961	$—	$239,254

During the year ended March 31, 2010, goodwill increased by $15.0 million for the buy-out of the earn-out associated with the acquisition of Debmar-Mercury, LLC (see Note 17).

7.  Equity Method Investments

The carrying amount of significant equity method investments at March 31, 2010 and March 31, 2009 were as follows:

	March 31,	March 31,
Equity Method Investee	2010	2009
	(Amounts in thousands)
Horror Entertainment, LLC (“FEARnet”)	$630	$845
NextPoint, Inc. (“Break.com”)	16,698	17,542
Roadside Attractions, LLC	1,913	2,062
Studio 3 Partners, LLC (“EPIX”)	31,700	11,511
TV Guide Network	128,130	—
	$179,071	$31,960

Equity interests in equity method investments in our consolidated statements of operations represent our portion of the income or loss of our equity method investees based on our percentage ownership. Equity interest losses in equity method investments for the years ended March 31, 2010, 2009 and 2008 were as follows:

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
Equity Method Investee	2010	2009	2008
	(Amounts in thousands)
Maple Pictures Corp.	$—	$—	$(71)
Horror Entertainment, LLC (“FEARnet”)	(568)	(5,323)	(5,418)
NextPoint, Inc. (“Break.com”)	(845)	(2,543)	(1,013)
Roadside Attractions, LLC	(149)	(138)	(898)
Studio 3 Partners, LLC (“EPIX”)	(26,587)	(1,040)	—
TV Guide Network	(52)	—	—
Elevation Sales Limited	—	—	(159)
	$(28,201)	$(9,044)	$(7,559)

Horror Entertainment, LLC. Represents the Company’s 33.33% interest in Horror Entertainment, LLC (“FEARnet”), a multiplatform programming and content service provider of horror genre films operating under the branding of “FEARnet”. The Company entered into a five-year license agreement with FEARnet for U.S. territories and possessions whereby the Company will license content to FEARnet for video-on-demand and broadband exhibition. The Company made capital contributions to FEARnet of $5.0 million in October 2006, $2.6 million in July 2007, $2.5 million in April 2008, $2.9 million in October 2008, and $0.3 million in April 2009. The Company is recording its share of the FEARnet results on a one quarter lag and, accordingly, during the year ended March 31, 2010, the Company recorded 33.33% of the loss incurred by FEARnet through December 31, 2009.

NextPoint, Inc. Represents the Company’s 42% equity interest or 21,000,000 share ownership of the Series B Preferred Stock of NextPoint, Inc. (“Break.com”), an online home entertainment service provider operating under the branding of “Break.com”. The interest was acquired on June 29, 2007 for an aggregate purchase price of $21.4 million which included $0.5 million of transaction costs, by issuing 1,890,189 of the Company’s common shares. The value assigned to the shares for purposes of recording the investment of $20.9 million was based on the average price of the Company’s common shares a few days prior and subsequent to the date of the closing of the acquisition. The Company is recording its share of the Break.com results on a one quarter lag and, accordingly, during the year ended March 31, 2010, the Company recorded 42% of the loss incurred by Break.com through December 31, 2009.

Roadside Attractions, LLC. Represents the Company’s 43% equity interest acquired on July 26, 2007 in Roadside Attractions, LLC (“Roadside”), an independent theatrical releasing company. The Company has a call option which is exercisable for a period of 90 days commencing on the receipt of certain audited financial statements for the three years ended July 26, 2010, to purchase all of the remaining 57% equity interests of Roadside, at a price representative of the then fair value of the remaining interest. The estimated initial cost of the call option is de minimus since the option price is designed to be representative of the then fair value and is included within the investment balance. The Company is recording its share of the Roadside results on a one quarter lag and, accordingly, during the year ended March 31, 2010, the Company recorded 43% of the loss incurred by Roadside through December 31, 2009.

Studio 3 Partners, LLC (“EPIX”). In April 2008, the Company formed a joint venture with Viacom Inc. (“Viacom”), its Paramount Pictures unit (“Paramount Pictures”) and Metro-Goldwyn-Mayer Studios Inc. (“MGM”) to create a premium television channel and subscription video-on-demand service named “EPIX”. The new venture has access to the Company’s titles released theatrically on or after January 1, 2009. Viacom provides operational support to the venture, including marketing and affiliate services through its MTV Networks division. The joint venture provides the Company with an additional platform to distribute its library of motion picture titles and television episodes and programs. The Company increased its initial 28.57% interest in EPIX to 31.15% during the year ended March 31, 2010. The Company has invested $59.2 million through March 31, 2010. The Company is recording its share of the joint venture results on a one quarter lag and, accordingly, during the nine months ended December 31, 2009, the Company recorded 28.57% of the loss incurred by the joint venture through September 30, 2009 and for the quarter ended March 31, 2010, the Company recorded 31.15% of the loss incurred by the joint venture for their quarter ended December 31, 2009.

Certain of the Company’s theatrical releases have been made available to EPIX for exhibition in the domestic pay television window, for which $38.6 million of revenue and $26.3 million of gross profit was recognized by the Company during the year ended March 31, 2010. Intercompany profits reflecting our pro rata share of the venture of $7.9 million for the year ended March 31, 2010 were eliminated and reflected in the Equity interests loss line in our consolidated statements of operations. Also for the year ended March 31, 2010, Equity interests loss includes $18.7 million for our share of EPIX losses incurred during their year ended December 31, 2009.

EPIX launched operations during the current year and began amortization of its program cost and increased its marketing efforts, and as a result, EPIX expects to report losses of approximately $42.0 million for its quarter ended March 31, 2010, of which the Company’s pro rata share will be recorded in the quarter ended June 30, 2010.

TV Guide Network. Represents the Company’s 51% interest in TV Guide Network. The Company’s investment balance consists of common share units of $26.3 million and mandatorily redeemable preferred stock units of $101.8 million. On February 28, 2009, the Company purchased all of the issued and outstanding equity interests of TV Guide Network. The Company paid approximately $241.6 million for all of the equity interest of TV Guide Network. On May 28, 2009, the Company sold 49% of the Company’s interest in TV Guide Network (see Note 17).

The February 28, 2009 acquisition was accounted for as a purchase, with the results of operations of TV Guide Network included in the Company’s consolidated results from February 28, 2009 through May 28, 2009 when a portion of the entity was sold. Subsequent to the sale of TV Guide, and pursuant to the new accounting guidance effective April 1, 2010 which the Company has retrospectively applied, the Company’s interest in TV Guide Network is being accounted for under the equity method of accounting. Accordingly, the Company’s portion of the loss incurred by TV Guide Network for the period from May 29, 2009 through March 31, 2010 is reflected in equity interests loss.

Investment in Mandatorily Redeemable Preferred Stock Units. The mandatorily redeemable preferred stock carries a dividend rate of 10% compounded annually and is mandatorily redeemable in May 2019 at the stated value plus the dividend return and any additional capital contributions less previous distributions. The mandatorily redeemable preferred stock units were initially recorded based on their estimated fair value, as determined using an option pricing model methodology. The mandatorily redeemable preferred stock and the 10% dividend are being accreted up to its redemption amount over the ten-year period to the redemption date which is recorded as income from equity interest.

8. Finite-Lived Intangible Assets  and Other Assets

Finite-lived Intangible Assets

Finite-lived intangible assets consist primarily of customer relationships and trademarks. The composition of the Company’s finite-lived intangible assets and the associated accumulated amortization is as follows as of March 31, 2010 and March 31, 2009:

	Weighted	Range
	average	of	March 31, 2010			March 31, 2009
	remaining	remaining	Gross		Net	Gross		Net
	life in	life in	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	years	years	Amount	Amortization	Amount	Amount	Amortization	Amount
			(Amounts in thousands)
Finite-lived intangible assets:
Customer relationships	—	—	$—	$—	$—	$64,330	$530	$63,800
Trademarks	2	1 - 3	1,600	851	749	11,330	627	10,703
Developed technology and patents	—	—	—	—	—	3,740	147	3,593
Distribution agreements	2	1 - 3	3,922	3,278	644	1,598	790	808
Total finite-lived intangible assets			$5,522	$4,129	$1,393	$80,998	$2,094	$78,904

The aggregate amount of amortization expense associated with the Company’s intangible assets for the years ending March 31, 2010, 2009 and 2008 was approximately $4.9 million, $1.7 million and $1.5 million, respectively. The estimated aggregate amortization expense for each of the years ending March 31, 2011 through 2015 is approximately $1.0 million, $0.3 million, $0.1 million, nil, and nil, respectively.

Other Assets

The composition of the Company’s other assets is as follows as of March 31, 2010 and March 31, 2009:

	March 31,	March 31,
	2010	2009
	(Amounts in thousands)
Deferred financing costs, net of accumulated amortization	$19,460	$10,184
Prepaid expenses and other	15,078	6,181
Loans receivable	26,096	32,909
	$60,634	$49,274

Deferred Financing Costs. Deferred financing costs primarily include costs incurred in connection with (1) an amended senior revolving credit facility (see Note 9), (2) the issuance of the Senior Secured Second-Priority Notes (see Note 10) and (3) the issuance of the October 2004 2.9375% Notes, the February 2005 3.625% Notes and the April 2009 3.625% Notes (see Note 13) that are deferred and amortized to interest expense using the effective interest method.

Prepaid Expenses and Other. Prepaid expenses and other primarily include prepaid expenses and security deposits.

Loans Receivable. The following table sets forth the Company’s loans receivable at March 31, 2010 and March 31, 2009:

	Interest Rate	March 31, 2010	March 31, 2009
		(Amounts in thousands)
Third-party producer	3.04%	$17,147	$25,813
NextPoint, Inc. (“Break.com”)	5.29% - 20.0%	7,891	7,096
Other	3.49%	1,058	—
		$26,096	$32,909

9. Senior Revolving Credit Facility

On September 30, 2009, the Company amended its senior revolving credit facility which allowed for the Company to issue certain senior secured second-priority notes and expand acceptable obligors included in the senior revolving credit facility’s borrowing base calculation. The amendment resulted in an increase of the interest rate of 0.25%, and an additional financial covenant was added, among other changes.

At March 31, 2010, the Company had borrowings of $17.0 million (March 31, 2009 — $255 million) under its senior revolving credit facility. The availability of funds under its senior revolving credit facility is limited by a borrowing base and also reduced by outstanding letters of credit which amounted to $25.6 million at March 31, 2010 (March 31, 2009 — $46.7 million). At March 31, 2010, there was $297.4 million available under the senior revolving credit facility (March 31, 2009 - $38.3 million). The Company is required to pay a quarterly commitment fee based upon 0.375% per annum on the total senior revolving credit facility of $340 million less the amount drawn. The senior revolving credit facility expires July 25, 2013 and as of March 31, 2010, bore interest of 2.5% over the “Adjusted LIBOR” rate (effective interest rate of 2.75% as of March 31, 2010 and March 31, 2009). Obligations under the senior revolving credit facility are secured by collateral (as defined in the credit agreement) granted by the Company and certain subsidiaries of the Company, as well as a pledge of equity interests in certain of the Company’s subsidiaries. The senior revolving credit facility contains a number of affirmative and negative covenants that, among other things, require the Company to satisfy certain financial covenants and restrict the ability of the Company to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, enter into sale-leaseback transactions, transfer and sell material assets and merge or consolidate. Under the senior revolving credit facility, the Company may also be subject to an event of default upon a change in control (as defined in the senior revolving credit facility) which, among other things, includes a person or group acquiring ownership or control in excess of 20% of the Company’s common stock.

10. Senior Secured Second-Priority Notes

March 31, 2010
(Amounts in
thousands)
Principal amount of Senior Secured Second-Priority Notes	$236,000
Unamortized discount (remaining period as of March 31, 2010 of 6.6 years )	(10,845)
Net carrying amount of Senior Secured Second-Priority Notes	$225,155

On October 21, 2009, Lions Gate Entertainment Inc. (“LGEI”), one of the Company’s wholly-owned subsidiaries, issued $236.0 million aggregate principal amount of senior secured second-priority notes due 2016 (the “Senior Notes”) in a private offering conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Senior Notes were issued by LGEI at an initial price of 95.222% (original issue discount – 4.778%) of the principal amount. The net proceeds, after deducting discounts, the fees paid to the initial purchaser, and all transaction costs (including legal, accounting and other professional fees) from the sale of the Senior Notes was approximately $214.7 million, which was used by LGEI to repay a portion of its outstanding debt under its senior revolving credit facility. The original issue discount, interest and deferred financing costs are being amortized through November 1, 2016 using the effective interest method.

The Senior Notes pay interest semi-annually on May 1 and November 1 of each year at a rate of 10.25% per year and mature on November 1, 2016.

The Senior Notes are guaranteed on a senior secured basis by the Company, and certain wholly-owned subsidiaries of both the Company and LGEI. The Senior Notes are ranked junior in right of payment to the Company’s senior revolving credit facility, ranked equally in right of payment to the Company’s subordinated notes, and ranked senior to any of the Company’s unsecured debt, to the extent of the value of the respective collateral.

The Senior Notes contain certain restrictions and covenants that, subject to certain exceptions, limit our ability to incur additional indebtedness, pay dividends or repurchase the Company’s common shares, make certain loans or investments, and sell or otherwise dispose of certain assets subject to certain conditions, among other limitations.

11. Participations and Residuals

The Company expects approximately 81% of accrued participations and residuals will be paid during the one-year period ending March 31, 2011.

Theatrical Slate Participation

On May 25, 2007, the Company closed a theatrical slate participation arrangement, as amended on January 30, 2008. Under this arrangement, Pride Pictures, LLC (“Pride”), an unrelated entity, was to contribute, in general, 50% of the Company’s production, acquisition, marketing and distribution costs of theatrical feature films up to an aggregate of approximately $196 million, net of transaction costs. The funds available from Pride were generated from the issuance of subordinated debt instruments, equity and a senior revolving credit facility, which was subject to a borrowing base. The borrowing base calculation was generally based on 90% of the estimated ultimate amounts due to Pride on previously released films, as defined in the applicable agreements. The Company was not a party to the Pride debt obligations or their senior credit facility, and provided no guarantee of repayment of these obligations. The percentage of the contribution could vary on certain pictures. Pride participated in a pro rata portion of the pictures’ net profits or losses similar to a co-production arrangement based on the portion of costs funded. The Company distributed the pictures covered by the arrangement with a portion of net profits after all costs and the Company’s distribution fee being distributed to Pride based on their pro rata contribution to the applicable costs similar to a back-end participation on a film.

In late 2008, the administrative agent for the senior lenders under Pride’s senior credit facility took the position, among others, that the senior lenders did not have an obligation to continue to fund under the senior credit facility because the conditions precedent to funding set forth in the senior credit facility could not be satisfied. The Company was not a party to the credit facility. Consequently, Pride did not purchase the pictures The Spirit, My Bloody Valentine 3-D and Madea Goes To Jail. Thereafter, on April 20, 2009, after failed attempts by the Company to facilitate a resolution, the Company gave LG Film Finance I, LLC (“FilmCo”) and Pride notice that FilmCo, through Pride’s failure to make certain capital contributions, was in default of the Master Picture Purchase Agreement. On May 5, 2009, the representative for the Pride equity and the Pride mezzanine investor responded that the required amount was fully funded and that it had no further obligations to make any additional capital contributions. Consequently, on May 29, 2009, the Company terminated its theatrical slate participation arrangement with Pride. Since May 29, 2009, there have been no developments with respect to the arrangement.

Amounts provided from Pride are reflected as a participation liability. The difference between the ultimate participation expected to be paid to Pride and the amount provided by Pride is amortized as a charge to or a reduction of participation expense under the individual-film-forecast method.

At March 31, 2010, $24.1 million (March 31, 2009, $83.8 million) was payable to Pride and is included in participations and residuals in the consolidated balance sheets.

Société Générale de Financement du Québec Filmed Entertainment Participation

On July 30, 2007, the Company entered into a four-year filmed entertainment slate participation agreement with Société Générale de Financement du Québec (“SGF”), the Québec provincial government’s investment arm. SGF will provide up to 35% of production costs of television and feature film productions produced in Québec for a four-year period for an aggregate participation of up to $140 million, and the Company will advance all amounts necessary to fund the remaining budgeted costs. The maximum aggregate of budgeted costs over the four-year period will be $400 million, including the Company’s portion, but no more than $100 million per year. In connection with this agreement, the Company and SGF will proportionally share in the proceeds derived from the productions after the Company deducts a distribution fee, recoups all distribution expenses and releasing costs, and pays all applicable third party participations and residuals.

Amounts provided from SGF are reflected as a participation liability. The difference between the ultimate participation expected to be paid to SGF and the amount provided by SGF is amortized as a charge to or a reduction of participation expense under the individual film forecast method. At March 31, 2010, $7.2 million (March 31, 2009, $3.2 million) was payable to SGF and is included in participations and residuals in the consolidated balance sheets. Under the terms of the arrangement, $35 million is available through July 30, 2010 and $35 million is available during the twelve-month period ending July 30, 2011, to be provided by SGF. As of March 31, 2010, $5.5 million was received under the agreement reducing the July 30, 2010 availability to $29.5 million.

12. Film Obligations and Production Loans

	March 31,	March 31,
	2010	2009
	(Amounts in thousands)
Film obligations	$40,267	$88,814
Production loans
Individual production loans	210,021	206,978
Pennsylvania Regional Center production loans	65,746	8,733
Film Credit Facility	35,735	—
Total film obligations and production loans	351,769	304,525
Less film obligations and production loans expected to be paid within one year	(227,100)	(185,647)
Film obligations and production loans expected to be paid after one year	$124,669	$118,878

The following table sets forth future annual repayment of film obligations and production loans:

	Year Ended March 31,
	2011	2012	2013	2014	2015	Thereafter	Total
	(Amounts in thousands)
Future annual repayment of Film Obligations and Production Loans recorded as of March 31, 2010
Film obligations	$40,267	$—	$—	$—	$—	$—	$40,267
Production loans
Individual production loans	156,069	38,952	—	15,000	—	—	210,021
Pennsylvania Regional Center production loans	—	—	—	65,746	—	—	65,746
Film Credit Facility	30,764	4,971	—	—	—	—	35,735
	$227,100	$43,923	$—	$80,746	$—	$—	$351,769

Film Obligations

Film obligations include minimum guarantees, which represent amounts payable for film rights that the Company has acquired and certain theatrical marketing obligations, which represent amounts received from third parties that are contractually committed for theatrical marketing expenditures associated with specific titles.

Individual Production Loans

Production loans represent individual loans for the production of film and television programs that the Company produces. Individual production loans have contractual repayment dates either at or near the expected completion date, with the exception of certain loans containing repayment dates on a longer term basis. Individual production loans of $143.0 million incur interest at rates ranging from 1.98% to 4.00%; approximately $67.0 million of production loans are non-interest bearing.

Pennsylvania Regional Center

On April 9, 2008, the Company entered into a loan agreement with the Pennsylvania Regional Center, which provides for the availability of production loans up to $66,500,000 on a five year term for use in film and television productions in the State of Pennsylvania. The amount that can be borrowed is generally limited to approximately one half of the qualified production costs incurred in the State of Pennsylvania through the two-year period ended April 2010, and is subject to certain other limitations. Under the terms of the loan, for every dollar borrowed, the Company’s production companies are required (within a two-year period) to either create a specified number of jobs, or spend a specified amount in certain geographic regions in the State of Pennsylvania. Amounts borrowed under the agreement carry an interest rate of 1.5%, which is payable semi-annually, and the principal amount is due on the five-year anniversary date of the first borrowing under the agreement (i.e., April 2013). The loan is secured by a first priority security interest in the Company’s film library pursuant to an intercreditor agreement with the Company’s senior lender under the Company’s senior revolving credit facility. Pursuant to the terms of the Company’s senior revolving credit facility, the Company is required to maintain certain collateral equal to the loans outstanding plus 5% under this facility. Such collateral can consist of cash, cash equivalents or debt securities, including the Company’s subordinated debt repurchased. As of March 31, 2010, $72.8 million principal value (fair value — $69.5 million) of the Company’s subordinated debt repurchased in December 2009 (see Note 13) was held as collateral under the Company’s senior revolving credit facility.

All amounts borrowed under this loan agreement with the Pennsylvania Regional Center are due April 11, 2013, five years from the date that the Company began to borrow under this agreement.

Film Credit Facility

On October 6, 2009, the Company, entered into a revolving film credit facility agreement, as amended effective December 31, 2009 (the “Film Credit Facility”), which provides for borrowings for the acquisition or production of motion pictures. Currently, the Film Credit Facility provides for total borrowings up to $120 million and can be increased to $200 million if additional lenders or financial institutions become a party to and provide a commitment under the facility. The Film Credit Facility has a maturity date of April 6, 2013 and as of March 31, 2010, bore interest of 3.25% over the “LIBO” rate (as defined in the credit agreement — effective interest rate of 3.50% as of March 31, 2010). The Company is required to pay a quarterly commitment fee of 0.75% per annum on the unused commitment under the Film Credit Facility. Borrowings under the Film Credit Facility are due the earlier of (a) nine months after delivery of each motion picture or (b) April 6, 2013. Borrowings under the Film Credit Facility are subject to a borrowing base calculation and are secured by interests in the related motion pictures, together with certain other receivables from other motion picture and television productions pledged by the Company, including a minimum pledge of such receivables of $25 million. Receivables pledged to the Film Credit Facility must be excluded from the borrowing base calculation under the Company’s senior revolving credit facility as described in Note 8. At March 31, 2010, the Company had borrowings of $35.7 million and $84.3 million remains available under the Film Credit Facility.

13. Subordinated Notes and Other Financing Obligations

The following table sets forth the subordinated notes and other financing obligations outstanding at March 31, 2010 and March 31, 2009:

	March 31, 2010	March 31, 2009
	(Amounts in thousands)
October 2004 2.9375% Convertible Senior Subordinated Notes	$99,471	$127,253
February 2005 3.625% Convertible Senior Subordinated Notes	52,675	138,552
April 2009 3.625% Convertible Senior Subordinated Notes	36,172	—
Other financing obligations	3,718	15,716
	$192,036	$281,521

Subordinated Notes

Carrying Value. The following table sets forth the equity and liability components of the Company’s subordinated notes outstanding as of March 31, 2010 and March 31, 2009 as fully described below:

	March 31, 2010	March 31, 2009
	(Amounts in thousands)
October 2004 2.9375% Convertible Senior Subordinated Notes:
Carrying amount of equity component	$48,080	$50,074

Carrying amount of liability component
Principal amount of October 2004 2.9375% Notes	$110,035	$150,000
Unamortized discount (remaining period of 1.8 and 2.8 years, respectively)	(10,564)	(22,747)
Net carrying amount of October 2004 2.9375% Notes	$99,471	$127,253

February 2005 3.625% Convertible Senior Subordinated Notes:
Carrying amount of equity component	$50,855	$54,355

Carrying amount of liability component
Principal amount of February 3.625% Notes	$59,479	$166,000
Unamortized discount (remaining period of 2.0 and 3.0 years, respectively)	(6,804)	(27,448)
Net carrying amount of February 2005 3.625% Notes	$52,675	$138,552

April 2009 3.625% Convertible Senior Subordinated Notes:
Carrying amount of equity component	$16,085	N/A

Carrying amount of liability component
Principal amount of April 2009 3.625% Notes	$66,581	N/A
Unamortized discount (remaining period of 5.0 years)	(30,409)	N/A
Net carrying amount of April 2009 3.625% Notes	$36,172	N/A

Interest Expense. The effective interest rate on the liability component and the amount of interest expense, which includes both the contractual interest coupon and amortization of the discount on the liability component, for the years ended March 31, 2010, 2009 and 2008 are presented below.

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
	(Amounts in thousands)
October 2004 2.9375% Convertible Senior Subordinated Notes:
Effective interest rate of liability component (9.65%)
Interest Expense
Contractual interest coupon	$3,879	$4,406	$4,406
Amortization of discount on liability component	7,731	7,570	6,876
Amortization of debt issuance costs	497	457	378
	$12,107	$12,433	$11,660
February 2005 3.625% Convertible Senior Subordinated Notes:
Effective interest rate of liability component (10.03%)
Interest Expense
Contractual interest coupon	$2,965	$6,235	$6,344
Amortization of discount on liability component	5,098	7,894	7,251
Amortization of debt issuance costs	301	493	413
	$8,364	$14,622	$14,008
April 2009 3.625% Convertible Senior Subordinated Notes:
Effective interest rate of liability component (17.26%)
Interest Expense
Contractual interest coupon	$2,286	N/A	N/A
Amortization of discount on liability component	3,276	N/A	N/A
Amortization of debt issuance costs	7	N/A	N/A
	$5,569	N/A	N/A

October 2004 2.9375% Notes. In October 2004, LGEI sold $150.0 million of 2.9375% Convertible Senior Subordinated Notes (the “October 2004 2.9375% Notes”).

Outstanding Amount: As of March 31, 2010, $110.0 million of aggregate principal amount (carrying value – $99.5 million) of the October 2004 2.9375% Notes remain outstanding.

Interest: Interest on the October 2004 2.9375% Notes is payable semi-annually on April 15 and October 15.

Maturity Date: The October 2004 2.9375% Notes mature on October 15, 2024.

Redeemable by Company: From October 15, 2009 to October 14, 2010, LGEI may redeem the October 2004 2.9375% Notes at 100.839%; from October 15, 2010 to October 14, 2011, LGEI may redeem the October 2004 2.9375% Notes at 100.420%; and thereafter, LGEI may redeem the October 2004 2.9375% Notes at 100%.

Redeemable by Holder: The holder may require LGEI to repurchase the October 2004 2.9375% Notes on October 15, 2011, 2014 and 2019 or upon a change in control at a price equal to 100% of the principal amount, together with accrued and unpaid interest through the date of repurchase.

Conversion Features: The holder may convert the October 2004 2.9375% Notes into the Company’s common shares prior to maturity only if the price of the Company’s common shares issuable upon conversion of a note reaches or falls below a certain specific threshold over a specified period, the notes have been called for redemption, a change in control occurs or certain other corporate transactions occur. Before the close of business on or prior to the trading day immediately before the maturity date, the holder may convert the notes into the Company’s common shares at a conversion rate equal to 86.9565 shares per $1,000 principal amount of the October 2004 2.9375% Notes, subject to adjustment in certain circumstances, which represents a conversion price of approximately $11.50 per share. Upon conversion of the October 2004 2.9375% Notes, the Company has the option to deliver, in lieu of common shares, cash or a combination of cash and common shares of the Company.

Make Whole Premium: Under certain circumstances, if the holder requires LGEI to repurchase all or a portion of their notes or the holder converts the notes upon a change in control, they will be entitled to receive a make whole premium. The amount of the make whole premium, if any, will be based on the price of the Company’s common shares on the effective date of the change in control. No make whole premium will be paid if the price of the Company’s common shares at such time is less than $8.79 per share or exceeds $50.00 per share.

Transaction: In December 2009, LGEI paid $38.0 million to repurchase $40.0 million of aggregate principal amount (carrying value — $35.5 million) of the October 2004 2.9375% Notes and recorded a loss on extinguishment of $0.8 million, which includes $0.3 million of deferred financing costs written off. The loss represented the excess of the fair value of the liability component of the October 2004 2.9375% Notes repurchased over their carrying value, plus the deferred financing costs written off. The excess of the amount paid over the fair value of the October 2004 2.9375% Notes repurchased was recorded as a reduction of shareholders’ equity reflecting the repurchase of the equity component of the October 2004 2.9375% Notes repurchased.

The October 2004 2.9375% Notes repurchased in December 2009 are being held as collateral under the Company’s senior revolving credit facility and may be resold at the prevailing market value.

February 2005 3.625% Notes. In February 2005, LGEI sold $175.0 million of 3.625% Convertible Senior Subordinated Notes (the “February 2005 3.625% Notes”).

Outstanding Amount: As of March 31, 2010, $59.5 million of aggregate principal amount (carrying value – $52.7 million) of the February 2005 3.625% Notes remain outstanding.

Interest: Interest on the February 2005 3.625% Notes is payable at 3.625% per annum semi-annually on March 15 and September 15 until March 15, 2012 and at 3.125% per annum thereafter until maturity.

Maturity Date: The February 2005 3.625% Notes will mature on March 15, 2025.

Redeemable by Company: LGEI may redeem all or a portion of the February 2005 3.625% Notes at its option on or after March 15, 2012 at 100% of their principal amount, together with accrued and unpaid interest through the date of redemption.

Redeemable by Holder: The holder may require LGEI to repurchase the February 2005 3.625% Notes on March 15, 2012, 2015 and 2020 or upon a change in control at a price equal to 100% of the principal amount, together with accrued and unpaid interest through the date of repurchase.

Conversion Features: The February 2005 3.625% Notes are convertible, at the option of the holder, at any time before the maturity date, if the notes have not been previously redeemed or repurchased, at a conversion rate equal to 70.0133 shares per $1,000 principal amount of the February 2005 3.625% Notes, subject to adjustment in certain circumstances, which represents a conversion price of approximately $14.28 per share. Upon conversion of the February 2005 3.625% Notes, the Company has the option to deliver, in lieu of common shares, cash or a combination of cash and common shares of the Company.

Make Whole Premium: Under certain circumstances, if the holder requires LGEI to repurchase all or a portion of their notes upon a change in control, they will be entitled to receive a make whole premium. The amount of the make whole premium, if any, will be based on the price of the Company’s common shares on the effective date of the change in control. No make whole premium will be paid if the price of the Company’s common shares at such time is less than $10.35 per share or exceeds $75.00 per share.

Transactions: The Company had the following transactions associated with its February 2005 3.625% Notes:

December 2008 Repurchase: In December 2008, LGEI paid $5.5 million to extinguish $9.0 million of aggregate principal amount (carrying value — $7.4 million) of the February 2005 3.625% Notes and recorded a gain on extinguishment of $3.0 million, which includes $0.1 million of deferred financing costs written off. The gain represented the excess of the carrying value of the liability component of the February 2005 3.625% Notes repurchased over their fair value, net of the deferred financing costs written off. The excess of the amount paid over the fair value of the February 2005 3.625% Notes repurchased was recorded as a reduction of shareholders’ equity reflecting the repurchase of the equity component of the February 2005 3.625% Notes repurchased.

April 20, 2009 Refinancing Exchange Agreement: On April 20, 2009, LGEI entered into Refinancing Exchange Agreements (the “Refinancing Exchange Agreements”) with certain existing holders of the February 2005 3.625% Notes. Pursuant to the terms of the Refinancing Exchange Agreements, holders of the February 2005 3.625% Notes exchanged approximately $66.6 million aggregate principal amount of the February 2005 3.625% Notes for new 3.625% convertible senior subordinated notes (the “April 2009 3.625% Notes”) in the same aggregate principal amount under a new indenture entered into by LGEI, the Company, as guarantor, and an indenture trustee thereunder. As a result of the exchange transaction, the Company recorded a gain on extinguishment of debt of $7.5 million. The gain represented the difference between the fair value of the liability component of the February 2005 3.625% Notes and their carrying value. The excess of the fair value of both the equity and liability component of the April 2009 3.625% Notes over the fair value of the February 2005 3.625% Notes of $3.9 million was recorded as a reduction of shareholders’ equity reflecting the repurchase of the equity component of the February 2005 3.625% Notes.

December 2009 Repurchase: In December 2009, LGEI paid $37.7 million to extinguish $39.9 million of aggregate principal amount (carrying value — $35.0 million) of the February 2005 3.625% Notes and recorded a loss on extinguishment of $0.9 million, which includes $0.4 million of deferred financing costs written off. The loss represented the excess of the fair value of the liability component of the February 2005 3.625% Notes repurchased over their carrying value, plus the deferred financing costs written off. The excess of the amount paid over the fair value of the February 2005 3.625% Notes repurchased was recorded as a reduction of shareholders’ equity reflecting the repurchase of the equity component of the February 2005 3.625% Notes repurchased.

The February 2005 3.625% Notes repurchased in December 2009 may be resold at the prevailing market value. In addition, $32.9 million of aggregate principal amount of the February 2005 3.625% Notes repurchased are being held as collateral under the Company’s senior revolving credit facility.

April 2009 3.625% Notes. As discussed above, in April 2009, LGEI issued approximately $66.6 million of 3.625% Convertible Senior Subordinated Notes (the “April 2009 3.625% Notes”).

Outstanding Amount: As of March 31, 2010, $66.6 million of aggregate principal amount (carrying value – $36.2 million) of the April 2009 3.625% Notes remain outstanding.

Interest: Interest on the April 2009 3.625% Notes is payable at 3.625% per annum semi-annually on March 15 and September 15 of each year.

Maturity Date: The April 2009 3.625% Notes will mature on March 15, 2025.

Redeemable by Company: On or after March 15, 2015, the Company may redeem the April 2009 3.625% Notes, in whole or in part, at a price equal to 100% of the principal amount of the April 2009 3.625% Notes to be redeemed, plus accrued and unpaid interest through the date of redemption.

Redeemable by Holder: The holder may require LGEI to repurchase the April 2009 3.625% Notes on March 15, 2015, 2018 and 2023 or upon a “designated event,” at a price equal to 100% of the principal amount of the April 2009 3.625% Notes to be repurchased plus accrued and unpaid interest.

Conversion Features: The April 2009 3.625% Notes may be converted into common shares of the Company at any time before maturity, redemption or repurchase. The initial conversion rate of the April 2009 3.625% Notes is 121.2121 common shares per $1,000 principal amount of the April 2009 3.625% Notes, subject to adjustment in certain circumstances, which represents a conversion price of approximately $8.25 per share. Upon conversion of the April 2009 3.625% Notes, the Company has the option to deliver, in lieu of common shares, cash or a combination of cash and common shares of the Company.

Make Whole Premium: Under certain circumstances, if the holder requires LGEI to repurchase all or a portion of their notes upon a change in control, they will be entitled to receive a make whole premium. The amount of the make whole premium, if any, will be based on the price of the Company’s common shares on the effective date of the change in control. No make whole premium will be paid if the price of the Company’s common shares at such time is less than $5.36 per share or exceeds $50.00 per share.

The following table sets forth future contractual principal payment commitments under convertible senior subordinated notes as of March 31, 2010 are as follows:

	Year Ended March 31,
	2011	2012	2013	2014	2015	Thereafter	Total
	(Amounts in thousands)
Future annual repayment of Convertible Senior Subordinated Notes recorded as of March 31, 2010 (1)
October 2004 2.9375% Notes	$—	$110,035	$—	$—	$—	$—	$110,035
February 2005 3.625% Notes	—	59,479	—	—	—	—	59,479
April 2009 3.625% Notes	—	—	—	—	66,581	—	66,581
	$—	$169,514	$—	$—	$66,581	$—	$236,095

(1)       The future repayment dates of the convertible senior subordinated notes represent the first redemption date by holder for each note respectively, as described above.

Other Financing Obligations

The following table sets forth other financing obligations outstanding at March 31, 2010 and March 31, 2009:

	Interest Rate	March 31, 2010	March 31, 2009
		(Amounts in thousands)
TV Guide Network satellite transponder lease	6.65%	$—	$11,998
Capital asset acquisition	8.02%	3,718	3,718
		$3,718	$15,716

Future annual repayments of other financing obligations as of March 31, 2010 are as follows:

	Year Ended March 31,
	2011	2012	2013	2014	2015	Thereafter	Total
	(Amounts in thousands)
Future annual repayment of Other Financing Obligations recorded as of March 31, 2010
Capital asset acquisition	—	—	3,718	—	—	—	3,718
	$—	$—	$3,718	$—	$—	$—	$3,718

14. Fair Value Measurements

Fair Value

Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair Value Hierarchy

Accounting guidance and standards about fair value establish a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•            Level 1 — Quoted prices in active markets for identical assets or liabilities.

•            Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 liabilities that are measured at fair value on a recurring basis include the Company’s senior revolving credit facility and convertible senior subordinated notes, both priced using discounted cash flow techniques that use observable market inputs, such as LIBOR-based yield curves, three- and seven-year swap rates, and credit ratings.

•            Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

The following table sets forth the carrying values and fair values (all determined using Level 2 inputs defined above) of the Company’s outstanding debt at March 31, 2010:

	Carrying
	Value	Fair Value
		(Level 2)
	(Amounts in thousands)
Senior revolving credit facility	$17,000	$17,000
October 2004 2.9375% Convertible Senior Subordinated Notes	99,471	105,865
February 2005 3.625% Convertible Senior Subordinated Notes	52,675	54,715
April 2009 3.625% Convertible Senior Subordinated Notes	36,172	49,542
Senior Secured Second-Priority Notes	225,155	258,129

	$430,473	$485,251

15. Comprehensive Income (Loss)

Components of accumulated other comprehensive income (loss) are as follows:

	Foreign Currency Translation Adjustments	Unrealized Gain (Loss) on Foreign Exchange Contracts	Unrealized Gain (Loss) on Securities	Accumulated Other Comprehensive Income (Loss)
	(Amounts in thousands)
Balance at March 31, 2008	$(334)	$(126)	$(73)	$(533)
Current year change	(11,562)	144	73	(11,345)
Balance at March 31, 2009	(11,896)	18	—	(11,878)
Current year change	4,849	418	—	5,267
Balance at March 31, 2010	$(7,047)	$436	$—	$(6,611)

16. Capital Stock

(a) Common Shares

The Company had 500,000,000 authorized shares of common stock at March 31, 2010 and 2009. The table below outlines common shares reserved for future issuance:

	March 31, 2010	March 31, 2009
	(Amounts in thousands)
Stock options outstanding, average exercise price $9.75 (March 31, 2009 — $9.75)	3,360	3,899
Restricted share units — unvested	3,416	2,566
Share purchase options and restricted share units available for future issuance	3,717	5,120
Shares issuable upon conversion of October 2004 2.9375% Notes at conversion price of $11.50 per share	9,568	13,043
Shares issuable upon conversion of February 2005 3.625% Notes at conversion price of $14.28 per share	4,164	11,622
Shares issuable upon conversion of April 2009 3.625% Notes at conversion price of $8.25 per share	8,070	—
Shares reserved for future issuance	32,295	36,250

The Company’s Board of Directors has authorized the repurchase of up to $150 million of the Company’s common shares, with the timing, price, quantity, and manner of the purchases to be made at the discretion of management, depending upon market conditions. During the period from the authorization date through March 31, 2010, 6,787,310 shares have been repurchased pursuant to the plan at a cost of approximately $65.2 million, including commission costs. During the years ended March 31, 2009 and 2008, 4,588,675 and 2,198,635 shares have been repurchased pursuant to the plan at a cost of approximately $45.0 million and $20.3 million, respectively. No shares were repurchased during the year ended March 31, 2010. The share repurchase program has no expiration date.

(b) Series B Preferred Shares

As a condition of the purchase of a subsidiary, on October 13, 2000, the Company issued ten shares at $10 per share to the principal shareholder of Trimark Holdings, Inc. The shares were non-transferable and were not entitled to dividends. The shares were non-voting except that the holder, who was a principal of the subsidiary acquired, had the right to elect himself as a director to the Company’s Board of Directors. The shares were redeemable by the Company if certain events occur. The shares had a liquidation preference equal to the stated value of $10 per share. In February 2009, the Company redeemed the ten shares at $10 per share.

(c) Share-Based Compensation

The Company has two stock option and long-term incentive plans that permit the grant of stock options and other equity awards to certain employees, officers, non-employee directors and consultants for up to 23.0 million shares of the Company’s common stock.

Employees’ and Directors’ Equity Incentive Plan (the “Plan”): The plan provides for the issuance of up to 9.0 million shares of common stock of the Company to eligible employees, directors, and service providers. Of the 9.0 million common shares allocated for issuance, up to a maximum of 250,000 common shares may be issued as discretionary bonuses in accordance with the terms of a share bonus plan. No new awards were granted under the Plan subsequent to the 2004 Annual General Meeting of Shareholders. Any remaining shares available for additional grant purposes under the Plan may be issued under the 2004 Plan. At March 31, 2010, 101,351 common shares were available for grant under the 2004 Plan.

2004 Performance Incentive Plan (the “2004 Plan”): The 2004 Plan provides for the issuance of up to an additional 14.0 million common shares, stock options, share appreciation rights, restricted shares, share bonuses or other forms of awards granted or denominated in common shares of the Company to eligible employees, directors, officers and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. The per share exercise price of an option granted under the 2004 Plan generally may not be less than the fair market value of a common share of the Company on the date of grant. The maximum term of an option granted under the 2004 Plan is ten years from the date of grant. At March 31, 2010, 3,616,009 common shares were available for grant under the 2004 Plan.

The Company accounts for stock-based compensation in accordance with accounting standards that require the measurement of all stock-based awards using a fair value method and the recognition of the related stock-based compensation expense in the consolidated financial statements over the requisite service period. Further, the Company estimates forfeitures for share-based awards that are not expected to vest. As stock-based compensation expense recognized in the Company’s consolidated financial statements is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.

The Company recognized the following stock-based compensation expense (benefit) during the years ended March 31, 2010, 2009 and 2008:

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
	(Amounts in thousands)
Compensation Expense (Benefit):
Stock Options	$3,213	$3,184	$3,375
Restricted Share Units and Other Share-based Compensation	14,385	10,063	10,414
Stock Appreciation Rights	1,225	(3,527)	(1,708)
Total	$18,823	$9,720	$12,081

There was no income tax benefit recognized in the statements of operations for stock-based compensation arrangements during the years ended March 31, 2010, 2009 and 2008.

Stock Options

A summary of option activity under the various plans as of March 31, 2010, 2009 and 2008 and changes during the years then ended is presented below:

	Number of Shares (1)	Number of Shares (2)	Total Number of Shares	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term In Years	Aggregate Intrinsic Value as of March 31, 2010
Options:
Outstanding at April 1, 2007	5,933,289	—	5,933,289	$6.30
Granted	495,000	600,000	1,095,000	10.33
Exercised	(1,871,058)	—	(1,871,058)	3.09
Forfeited or expired	(19,868)	—	(19,868)	7.42
Outstanding at March 31, 2008	4,537,363	600,000	5,137,363	$8.32
Granted	5,000	—	5,000	9.53
Exercised	(1,158,177)	—	(1,158,177)	3.67
Forfeited or expired	(85,020)	—	(85,020)	6.51
Outstanding at March 31, 2009	3,299,166	600,000	3,899,166	$9.75
Granted	110,000	—	110,000	5.41
Exercised	—	—	—	—
Forfeited or expired	(649,166)	—	(649,166)	8.97
Outstanding at March 31, 2010	2,760,000	600,000	3,360,000	$9.75	6.73	$91,700
Outstanding as of March 31, 2010, vested or expected to vest in the future	2,753,667	600,000	3,353,667	$9.76	6.73	$87,115
Exercisable at March 31, 2010	1,887,500	200,000	2,087,500	$9.89	6.48	$—

(1)          Issued under our long-term incentive plans.

(2)          On September 10, 2007, in connection with the acquisition of Mandate Pictures (see Note 17), two executives entered into employment agreements with LGF. Pursuant to the employment agreements, the executives were granted an aggregate of 600,000 stock options, 200,000 options of which vested, and 400,000 options of which are vesting over a one- to three year period. The options were granted outside of our long-term incentive plans.

The fair value of each option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes) based on the assumptions noted in the following table. Expected volatilities are based on implied volatilities from traded options on the Company’s stock, historical volatility of the Company’s stock and other factors. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The weighted-average grant-date fair values for options granted during the year ended March 31, 2010 was $3.21 (2009 — $3.06, 2008 — $4.17). The following table represents the assumptions used in the Black-Scholes option-pricing model for stock options granted during the years ended March 31, 2010, 2009 and 2008:

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
Risk-free interest rate	2.6% - 3.6%	2.7%	2.7% - 4.8%
Expected option lives (in years)	10 years	5.0 years	5.0 to 6.5 years
Expected volatility for options	45%	31%	31%
Expected dividend yield	0%	0%	0%

The total intrinsic value of options exercised as of each exercise date during the year ended March 31, 2010 was nil (2009 — $7.1 million, 2008 — $12.1 million).

During the year ended March 31, 2009, 279,368 shares were cancelled to fund withholding tax obligations upon exercise.

Restricted Share Units

Effective June 27, 2005, the Company, pursuant to the 2004 Plan, began granting restricted share units to certain employees, directors and consultants.

A summary of the status of the Company’s restricted share units as of March 31, 2010, 2009 and 2008, and changes during the years then ended is presented below:

	Number of Shares (1)	Number of Shares (2)	Total Number of Shares	Weighted Average Grant Date Fair Value
Restricted Share Units:
Outstanding at April 1, 2007	1,872,243	—	1,872,243	$9.78
Granted	1,051,267	287,500	1,338,767	10.39
Vested	(825,846)	—	(825,846)	9.89
Forfeited	(60,539)	—	(60,539)	9.89
Outstanding at March 31, 2008	2,037,125	287,500	2,324,625	$10.09
Granted	1,301,400	105,000	1,406,400	8.57
Vested	(1,097,403)	(8,333)	(1,105,736)	10.06
Forfeited	(59,621)	—	(59,621)	10.07
Outstanding at March 31, 2009	2,181,501	384,167	2,565,668	$9.27
Granted	1,910,792	52,500	1,963,292	5.58
Vested	(918,618)	(113,334)	(1,031,952)	9.16
Forfeited	(81,040)	—	(81,040)	7.91
Outstanding at March 31, 2010	3,092,635	323,333	3,415,968	$7.22

(1)          Issued under our long-term incentive plans.

(2)          On September 10, 2007, in connection with the acquisition of Mandate Pictures (see Note 17), two executives entered into employment agreements with Lions Gate Films, Inc. Pursuant to the employment agreements, the executives were granted an aggregate of 287,500 restricted share units, which vest over a three- to five-year period, based on continued employment, and 262,500 restricted share units, which vest over a five-year period, subject to the satisfaction of certain annual performance targets. The restricted share units were granted outside of our long-term incentive plans.

The fair values of restricted share units are determined based on the market value of the shares on the date of grant.

The following table summarizes the total remaining unrecognized compensation cost as of March 31, 2010 related to non-vested stock options and restricted share units and the weighted average remaining years over which the cost will be recognized:

	Total Unrecognized Compensation Cost	Weighted Average Remaining Years
	(Amounts in thousands)
Stock Options	$2,787	0.9
Restricted Share Units	13,989	1.8
Total	$16,776

At March 31, 2010, 894,554 shares of restricted share units have been awarded to four key executive officers, the vesting of which will be subject to performance targets to be set annually by the Compensation Committee of the Board of Directors of the Company. These restricted share units will vest in three, four, and five annual installments assuming annual performance targets have been met. The fair value of the 894,554 shares whose future annual performance targets have not been set was $5.6 million, based on the market price of the Company’s common shares as of March 31, 2010. The market value will be remeasured when the annual performance criteria are set and the value will be expensed over the remaining vesting periods once it becomes probable that the performance targets will be satisfied.

Under the Company’s two stock option and long term incentive plans, the Company withholds shares to satisfy minimum statutory federal, state and local tax withholding obligations arising from the vesting of restricted share units. During the year ended March 31, 2010, 263,313 shares were withheld upon the vesting of restricted share units.

The Company becomes entitled to an income tax deduction in an amount equal to the taxable income reported by the holders of the stock options and restricted share units when vesting or exercise occurs, the restrictions are released and the shares are issued. Restricted share units are forfeited if the employees terminate prior to vesting.

Stock Appreciation Rights

The Company has the following stock appreciation rights (“SARs”) outstanding as of March 31, 2010 as set forth below:

	Grant Date
	July 14, 2008	August 14, 2008	February 5, 2009	April 6, 2009	March 17, 2010
SARs outstanding	750,000	250,000	850,000	700,000	500,000
Vested and exercisable	500,000	187,500	283,333	—	—
Exercise price	$9.56	$11.16	$5.45	$5.17	$5.95
Vesting period	3 years	4 years	3 years	4 years	4 years
Expiration date	July 14, 2013	June 20, 2012	February 5, 2014	April 6, 2014	March 17, 2015
Fair value as of March 31, 2010	$1.24	$0.61	$2.58	$2.73	$2.73
Liability as of March 31, 2010 (in thousands)	$862	$152	$838	$471	$13

SARs require that upon their exercise, the Company pay the holder the excess of the market value of the Company’s common stock at that time over the exercise price of the SAR multiplied by the number of SARs exercised. SARs can be exercised at any time subsequent to vesting and prior to expiration. The fair value of all unexercised SARs are determined at each reporting period under a Black-Scholes option pricing methodology based on the inputs in the table below and are recorded as a liability over the vesting period. With the exception of the SARs granted on July 14, 2008, the fair value of the SARs is expensed on a pro rata basis over the vesting period or service period, if shorter. The SARs granted on July 14, 2008 were granted to a third party producer and vest in 250,000 SAR increments over a three-year period based on the commencement of principal photography of certain films. Accordingly, the pro rata portion of the fair value of the SARs are recorded as part of the cost of the related films until commencement of principal photography of the motion picture (i.e., vesting) with subsequent changes in the fair value of the SARs recorded to expense.

For the year ended March 31, 2010, the following assumptions were used in the Black-Scholes option-pricing model:

	Grant Date
	July 14, 2008	August 14, 2008	February 5, 2009	April 6, 2009	March 17, 2010
Risk-free interest rate	1.6%	1.0%	2.1%	2.1%	2.6%
Expected option lives (in years)	3.3 years	2.2 years	3.9 years	4.0 years	5.0 years
Expected volatility for options	45%	45%	45%	45%	45%
Expected dividend yield	0%	0%	0%	0%	0%

Other Share-Based Compensation

During the years ended March 31, 2010 and 2009, as per the terms of certain employment agreements, the Company granted the equivalent of $1.2 million and $0.3 million, respectively, in common shares to certain officers on a quarterly basis through the term of their employment contracts. For the years ended March 31, 2010 and 2009, the Company issued 131,234 and 24,095 shares, respectively, net of shares withheld to satisfy minimum tax withholding obligations. The Company recorded stock-based compensation expense related to this arrangement in the amount of $1.3 million and $0.5 million for the years ended March 31, 2010 and 2009, respectively.

17. Acquisitions and Divestitures

TV Guide Network

Acquisition of TV Guide Network. On February 28, 2009, the Company purchased all of the issued and outstanding equity interests of TV Guide Network and TV Guide.com (collectively “TV Guide Network”), a network and online provider of entertainment and television guidance-related programming, as well as localized program listings and descriptions primarily in the U.S. The Company paid approximately $241.6 million for all of the equity interest of TV Guide Network, which included a capital lease obligation of $12.1 million, and incurred approximately $1.5 million in direct transaction costs (legal fees, accountant’s fees and other professional fees).

The acquisition was accounted for as a purchase, with the results of operations of TV Guide Network included in the Company’s consolidated results from February 28, 2009. The acquisition goodwill represented the significant opportunity for the Company to expand the existing television channel and online media platforms. Goodwill of $152.6 million represented the excess of purchase price over the fair value of the tangible and intangible assets acquired and liabilities assumed. The final allocation of the purchase price to the assets acquired and liabilities assumed was as follows:

Allocation
(Amounts in
thousands)
Accounts receivable, net	$14,505
Property and equipment	26,649
Other assets acquired	1,831
Finite-lived intangible assets:
Customer relationships	66,340
Trademarks/trade names	10,250
Internal Use Software	2,200
Prepaid Patent License Agreements	1,510
Goodwill	152,599
Other liabilities assumed	(32,775)
Total purchase price including transaction costs	$243,109

Sale of Non-Controlling Interest in TV Guide Network. On May 28, 2009, the Company entered into a Purchase Agreement with OEP, the global private equity investment arm of JPMorgan Chase Bank, N.A., pursuant to which OEP purchased 49% of the Company’s interest in TV Guide Network for approximately $122.4 million in cash. In addition, OEP reserved the option of buying another 1% of TV Guide Network under certain circumstances. The arrangement contains joint control rights, as evidenced in an operating agreement as well as certain transfer restrictions and exit rights. There was no gain or loss on the transaction.

In exchange for the cash consideration, OEP received mandatorily redeemable preferred stock units and common stock units representing its 49% interest in TV Guide Network. The Company also received mandatorily redeemable preferred stock units and common stock units representing its 51% ownership share. The mandatorily redeemable preferred stock carries a dividend rate of 10% compounded annually and is mandatorily redeemable in May 2019 at the stated value plus the dividend return and any additional capital contributions less previous distributions.

The February 28, 2009 acquisition was accounted for as a purchase, with the results of operations of TV Guide Network included in the Company’s consolidated results from February 28, 2009 through May 28, 2009 when a portion of the entity was sold. Subsequent to the sale of TV Guide Network, the Company’s interest in TV Guide Network is being accounted for under the equity method of accounting (see Note 7).

Acquisition of Mandate Pictures, LLC

On September 10, 2007, the Company purchased all of the membership interests in Mandate Pictures, LLC (“Mandate”), a worldwide independent film producer and distributor. The Company paid approximately $58.6 million, comprised of $46.8 million in cash and 1,282,999 of the Company’s common shares. The value assigned to the shares for purposes of recording the acquisition was $11.8 million and was based on the average price of the Company’s common shares a few days prior and subsequent to the date of the closing of the acquisition, which is when it was publicly announced.

In addition, the Company may be obligated to pay additional amounts pursuant to the purchase agreement should certain films or derivative works meet certain target performance thresholds. Such amounts, to the extent they relate to films or derivative works of films identified at the acquisition date will be charged to goodwill if the target thresholds are achieved, and such amounts, to the extent they relate to other qualifying films produced in the future, will be accounted for similar to other film participation arrangements. The amount to be paid is the excess of the sum of the following amounts over the performance threshold (i.e., the “Hurdle Amount”):

•             80% of the earnings of certain films for the longer of 5 years from the closing or 5 years from the release of the pictures, plus

•             20% of the earnings of certain pictures which commence principal photography within 5 years from the closing date for a period up to 10 years, plus

•             certain fees designated for derivative works which commence principal photography within 7 years of the initial release of the original picture.

The Hurdle Amount is the purchase price of approximately $56 million plus an interest cost accruing until such hurdle is reached, and certain other costs the Company agreed to pay in connection with the acquisition. Accordingly, the additional consideration is the total of the above in excess of the Hurdle Amount. As of March 31, 2010, the total earnings and fees from identified projects in process are not projected to reach the Hurdle Amount. However, as additional projects are identified in the future and current projects are released in the market place, the total projected earnings and fees from these projects could increase causing additional payments to the sellers to become payable.

Acquisition of Debmar-Mercury, LLC

On July 3, 2006, the Company acquired all of the capital stock of Debmar-Mercury, LLC (“Debmar-Mercury”), a leading syndicator of film and television packages. Consideration for the Debmar-Mercury acquisition was $27.0 million, comprised of a combination of $24.5 million in cash paid on July 3, 2006 and $2.5 million in common shares of the Company issued in January 2008, and assumed liabilities of $10.5 million. Goodwill of $8.7 million represents the excess of the purchase price over the fair value of the net identifiable tangible and intangible assets acquired.

The purchase agreement provided for additional purchase consideration if the aggregate earnings before interest, taxes, depreciation and amortization adjusted to add back 20% of the overhead expense (“Adjusted EBITDA”) of Debmar-Mercury exceeded certain thresholds. In March 2010, the Company negotiated the buy-out of this potential additional purchase consideration for $15 million. This amount was recorded as an addition to goodwill in March 2010. In connection with this buy-out the Company extended certain employment contracts which provides for certain contractual bonuses, as defined.

18. Direct Operating Expenses

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands)
Amortization of films and television programs	$511,658	$458,757	$403,319
Participations and residual expense	264,945	328,267	257,046
Other expenses:
Provision for doubtful accounts	1,398	3,718	872
Foreign exchange losses (gains)	(32)	3,074	(313)
	$777,969	$793,816	$660,924

19. Income Taxes

The Company’s Canadian, UK, U.S., Australian and Hong Kong pretax income (loss), net of intercompany eliminations, are as follows:

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands)
Canada	$15,167	$(6,011)	$(2,221)
United Kingdom	23,663	(9,747)	(8,720)
United States	(57,171)	(155,734)	(73,557)
Australia	81	(744)	1,094
Hong Kong	—	(3,494)	—
	$(18,260)	$(175,730)	$(83,404)

The Company’s current and deferred income tax provision (benefits) are as follows:

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
	(Amounts in thousands)
Current	$871	$876	$4,820
Deferred	347	1,848	(789)
	$1,218	$2,724	$4,031
CANADA
Current	$779	$(590)	$458
Deferred	—	513	(1,367)
	779	(77)	(909)
UNITED KINGDOM
Current	$—	$—	$(56)
Deferred	—	—	—
	—	—	(56)
UNITED STATES
Current	$29	$1,569	$4,217
Deferred	347	1,318	597
	376	2,887	4,814
AUSTRALIA
Current	$63	$(103)	$201
Deferred	—	17	(19)
	63	(86)	182

The differences between income taxes expected at U.S. statutory income tax rates and the income tax provision are as set forth below:

	Year Ended March 31, 2010	Year Ended March 31, 2009	Year Ended March 31, 2008
	(Amounts in thousands)
Income taxes (tax benefits) computed at Federal statutory rate of 35%	$(6,391)	$(61,506)	$(29,372)
Federal alternative minimum tax	(1,567)	(88)	—
Foreign and provincial operations subject to different income tax rates	(307)	1,455	(390)
State income tax	494	1,327	2,642
Change to the accrual for tax liability	(482)	(255)	51
Foreign income tax withholding	1,698	1,148	753
Permanent differences	6,019	(2,102)	1,830
Deferred tax on goodwill amortization	1,001	1,318	534
Other	(506)	(1,602)	3,214
Increase in valuation allowance	1,259	63,029	24,769
	$1,218	$2,724	$4,031

Although the Company is incorporated under Canadian law, the majority of its global operations are currently subject to tax in the U.S. As a result, the Company believes it is more appropriate to use the U.S. Federal statutory rate in its reconciliation of the statutory rate to its reported income tax rate.

The income tax effects of temporary differences between the book value and tax basis of assets and liabilities are as follows:

	2010	2009
	(Amounts in thousands)
CANADA
Assets
Net operating losses	$9,961	$8,079
Property and equipment	1,792	774
Reserves	1,670	1,676
Other	5,975	5,340
Valuation allowance	(18,938)	(15,346)
	460	523
Liabilities
Investment in film and television obligations	(104)	(202)
Other	(356)	(321)
Net Canada	—	—
UNITED KINGDOM
Assets
Net operating losses	$4,439	$5,875
Property and equipment	45	61
Interest Payable	674	469
Other	52	36
Valuation Allowance	(4,030)	(5,235)
	1,180	1,206
Liabilities
Investment in film and television obligations	(1,180)	(1,206)
Net United Kingdom	—	—
UNITED STATES
Assets
Net operating losses	$48,894	$51,153
Accounts payable	18,315	22,290
Other assets	54,836	64,541
Reserves	59,197	59,668
Valuation allowance	(114,157)	(130,246)
	67,085	67,406
Liabilities
Investment in film and television obligations	(12,224)	(11,323)
Accounts receivable	(457)	(1,193)
Subordinated notes	(20,930)	(20,947)
Other	(35,183)	(35,796)
Net United States	(1,709)	(1,853)
AUSTRALIA
Assets
Net operating losses	$—	$223
Property and equipment	1	1
Other	1	8
Valuation allowance	(2)	(232)
Liabilities Net Australia	—	—
HONG KONG
Assets	NA
Net operating losses		$422
Other		182
Valuation allowance		(604)
Liabilities Net Hong Kong	—	—
TOTAL	$(1,709)	$(1,853)

Due to the uncertainty surrounding the timing of realizing the benefits of its deferred tax assets in future tax returns, the Company has recorded a valuation allowance against its deferred tax assets with the exception of deferred tax liabilities related to tax goodwill and certain foreign deferred tax assets. The total change in the valuation allowance was $14.5 million and $70.9 million for fiscal 2010 and fiscal 2009, respectively.

The deferred tax liabilities associated with tax goodwill cannot be considered a source of taxable income to support the realization of deferred tax assets, because these deferred tax liabilities will not reverse until some indefinite future period. As such, the Company has recorded a deferred tax liability as of March 31, 2010 and 2009 of $1.7 million and $1.8 million, respectively, arising from the Mandate Pictures acquisition.

At March 31, 2010, the Company had U.S. net operating loss carryforwards of approximately $156.2 million available to reduce future federal income taxes which expire beginning in 2018 through 2028. At March 31, 2010, the Company had state net operating loss carryforwards of approximately $131.1 million available to reduce future state income taxes which expire in varying amounts beginning 2011. At March 31, 2010, the Company had Canadian loss carryforwards of $27.3 million which will expire beginning in 2014 through 2030, and $15.9 million of UK loss carryforwards available indefinitely to reduce future income taxes. The Company expects the future utilization of the Company’s U.S. NOLs to offset future taxable income will be subject to a substantial annual limitation as a result of ownership changes that have occurred previously or that could occur in the future.

The Company recognizes tax benefits associated with the exercise of stock options and vesting of restricted share units directly to stockholders’ equity only when realized. Accordingly, deferred tax assets are not recognized for net operating loss carryforwards resulting from tax benefits occurring from April 1, 2006 onward. A tax benefit occurs when the actual tax benefit realized upon an employee’s disposition of a share-based award exceeds the deferred tax asset, if any, associated with the award. At March 31, 2010, deferred tax assets do not include $27.4 million of loss carryovers from stock-based compensation.

U.S. income taxes were not provided on undistributed earnings from Australian and UK subsidiaries. Those earnings are considered to be permanently reinvested in accordance with accounting guidance.

Accounting guidance clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under this accounting guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, this accounting guidance provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company adopted the provisions of this accounting standard on April 1, 2007. Upon adoption, the Company recognized no adjustment in its balance of unrecognized tax benefits. As of April 1, 2007, the date of adoption, the Company’s unrecognized tax benefits totaled $0.5 million exclusive of associated interest and penalties.

The following table summarizes the changes to the gross unrecognized tax benefits for the years ended March 31, 2010, 2009, and 2008:

(Amounts in millions)
Gross unrecognized tax benefits at April 1, 2007	$0.5
Increases in tax positions for prior years	—
Decreases in tax positions for prior years	—
Increases in tax positions for current year	—
Settlements	(0.5)
Lapse in statute of limitations	—
Gross unrecognized tax benefits at March 31, 2008	—
Increases in tax positions for prior years	—
Decreases in tax positions for prior years	—
Increases in tax positions for current year	—
Settlements	—
Lapse in statute of limitations	—
Gross unrecognized tax benefits at March 31, 2009	—
Increases in tax positions for prior years	—
Decreases in tax positions for prior years	—
Increases in tax positions for current year	—
Settlements	—
Lapse in statute of limitations	—
Gross unrecognized tax benefits at March 31, 2010	$—

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. For the years ended March 31, 2010 and 2009, interest and penalties were not significant. The Company is subject to taxation in the U.S. and various state and foreign jurisdictions. With a few exceptions, the Company is subject to income tax examination by U.S. and state tax authorities for the fiscal years ended March 31, 2005 and forward. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses (“NOLs”) were generated and carried forward, and make adjustments up to the amount of the NOLs. The Company’s fiscal years ended March 31, 2007 and forward are subject to examination by the UK tax authorities. The Company’s fiscal years ended March 31, 2006 and forward are subject to examination by the Canadian tax authorities. The Company’s fiscal years ended March 31, 2007 and forward are subject to examination by the Australian tax authorities. Currently, audits are occurring in various state and local tax jurisdictions.

20. Government Assistance

Tax credits earned for film and television production activity for the year ended March 31, 2010 totaled $51.7 million (2009 — $39.4 million; 2008 — $15.0 million) and are recorded as a reduction of the cost of the related film and television program. Accounts receivable at March 31, 2010 includes $45.8 million with respect to tax credits receivable (2009 — $37.2 million).

The Company is subject to routine inquiries and review by regulatory authorities of its various incentive claims which have been received or are receivable. Adjustments of claims, if any, as a result of such inquiries or reviews, will be recorded at the time of such determination.

21. Segment Information

Accounting guidance requires the Company to make certain disclosures about each reportable segment. The Company’s reportable segments are determined based on the distinct nature of their operations and each segment is a strategic business unit that offers different products and services and is managed separately. The Company evaluates performance of each segment using segment profit (loss) as defined below. The Company has three reportable business segments: Motion Pictures, Television Production, and Media Networks.

Motion Pictures consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.

Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series and non-fiction programming.

Media Networks consists of TV Guide Network, including TV Guide Network On Demand and TV Guide Online (www.tvguide.com), acquired in February 2009 and deconsolidated in May 2009, when a portion of the segment was sold. The Media Networks Segment includes distribution revenue from multi-system cable operators and digital broadcast satellite providers (distributors generally pay a per subscriber fee for the right to distribute programming) and advertising revenue from the sale of advertising on its television channel and related online media platforms.

Segmented information by business is as follows:

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands)
Segment revenues
Motion Pictures	$1,119,355	$1,233,879	$1,150,518
Television Production	350,876	222,173	210,521
Media Networks	19,275	10,322	—
	$1,489,506	$1,466,374	$1,361,039
Direct operating expenses
Motion Pictures	$491,603	$613,339	$468,765
Television Production	278,943	176,763	192,159
Media Networks	7,423	3,714	—
	$777,969	$793,816	$660,924
Distribution and marketing
Motion Pictures	$471,606	$641,571	$619,003
Television Production	32,527	26,149	16,663
Media Networks	2,008	1,837	—
	$506,141	$669,557	$635,666
Segment contribution before general and administration expenses
Motion Pictures	$156,146	$(21,031)	$62,750
Television Production	39,406	19,261	1,699
Media Networks	9,844	4,771	—
	$205,396	$3,001	$64,449
General and administration
Motion Pictures	$47,251	$49,643	$42,951
Television Production	9,699	13,129	6,680
Media Networks	6,194	3,770	—
	$63,144	$66,542	$49,631
Segment profit (loss)
Motion Pictures	$108,895	$(70,674)	$19,799
Television Production	29,707	6,132	(4,981)
Media Networks	3,650	1,001	—
	$142,252	$(63,541)	$14,818
Acquisition of investment in films and television programs
Motion Pictures	$287,991	$366,095	$323,504
Television Production	176,725	187,913	122,210
Media Networks	6,371	4,269	—
	$471,087	$558,277	$445,714

Segment contribution before general and administration expenses is defined as segment revenue less segment direct operating and distribution and marketing expenses.

Segment profit (loss) is defined as segment revenue less segment direct operating, distribution and marketing and general and administration expenses. The reconciliation of total segment profit (loss) to the Company’s loss before income taxes is as follows:

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands)
Company’s total segment profit (loss)	$142,252	$(63,541)	$14,818
Less:
Corporate general and administration	(79,916)	(70,021)	(69,449)
Depreciation and amortization	(12,455)	(7,657)	(5,500)
Interest expense	(47,162)	(34,275)	(29,899)
Interest and other income	1,547	5,785	11,276
Gain on sale of equity securities	—	—	2,909
Gain on extinguishment of debt	5,675	3,023	—
Equity interests loss	(28,201)	(9,044)	(7,559)
Loss before income taxes	$(18,260)	$(175,730)	$(83,404)

The following table sets forth significant assets as broken down by segment and other unallocated assets as of March 31, 2010 and 2009:

	March 31, 2010			March 31, 2009
	Motion	Television		Motion	Television	Media
	Pictures	Production	Total	Pictures	Production	Networks	Total
	(Amounts in thousands)
Significant assets by segment
Accounts receivable	$171,522	$121,402	$292,924	$148,625	$61,652	$16,733	$227,010
Investment in films and television programs, net	553,058	108,047	661,105	570,985	131,037	745	702,767
Goodwill	210,293	28,961	239,254	210,293	13,961	155,148	379,402
	$934,873	$258,410	$1,193,283	$929,903	$206,650	$172,626	$1,309,179
Other unallocated assets (primarily cash, other assets, equity method investments and finite-lived intangible assets)			333,872				358,071
Total assets			$1,527,155				$1,667,250

Purchases of property and equipment amounted to $3.7 million, $8.7 million and $3.6 million for the fiscal year ended March 31, 2010, 2009, and 2008, respectively, all primarily pertaining to the corporate headquarters.

Revenue by geographic location, based on the location of the customers, with no other foreign country individually comprising greater than 10% of total revenue, is as follows:

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands)
Canada	$71,402	$71,925	$61,247
United States	1,171,336	1,195,138	1,069,887
Other foreign	246,768	199,311	229,905
	$1,489,506	$1,466,374	$1,361,039

Assets by geographic location are as follows:

	March 31,	March 31,
	2010	2009
	(Amounts in thousands)
Canada	$49,927	$54,909
United States	1,380,172	1,547,365
United Kingdom	95,740	60,737
Australia	1,316	3,372
Hong Kong	—	867
	$1,527,155	$1,667,250

Total amount of revenue from one retail customer representing greater than 10% of consolidated revenues for the year ended March 31, 2010 was $191.9 million (2009 — $255.1 million; 2008 — $251.4 million). Accounts receivable due from this retail customer was approximately 15% of consolidated gross accounts receivable at March 31, 2010 and accounts receivable due from a broadcasting customer was approximately 19% of consolidated gross accounts receivable at March 31, 2010. The total amount of gross accounts receivable due from this retail customer was approximately $60.1 million at March 31, 2010 and the total amount of gross accounts receivable due from this broadcasting customer was approximately $74.3 million at March 31, 2010. Accounts receivable due from one retail customer was approximately 16% of consolidated gross accounts receivable at March 31, 2009 and accounts receivable due from one broadcasting customer was approximately 12% of consolidated gross accounts receivable at March 31, 2009. The total amount of gross accounts receivable due from this retail customer was approximately $52.4 million at March 31, 2009 and the total amount of gross accounts receivable due from this broadcasting customer was approximately $39.8 million at March 31, 2009.

22. Commitments and Contingencies

Future commitments under contractual obligations as of March 31, 2010 are as follows:

	Year Ended March 31,
	2011	2012	2013	2014	2015	Thereafter	Total
	(Amounts in thousands)

Future annual repayment of debt and other financing obligations recorded as of March 31, 2010
Senior revolving credit facility	$—	$—	$—	$17,000	$—	$—	$17,000
Production loans(1)
Individual production loans	156,069	38,952	—	15,000	—	—	210,021
Pennsylvania Regional Center production loans	—	—	—	65,746	—	—	65,746
Film Credit Facility	30,764	4,971	—	—	—	—	35,735
Subordinated notes and other financing obligations (2)
October 2004 2.9375% Notes	—	110,035	—	—	—	—	110,035
February 2005 3.625% Notes	—	59,479	—	—	—	—	59,479
April 2009 3.625% Notes	—	—	—	—	66,581	—	66,581
Other financing obligations	—	—	3,718	—	—	—	3,718
Senior secured second priority notes (3)	—	—	—	—	—	236,000	236,000
	$186,833	$213,437	$3,718	$97,746	$66,581	$236,000	$804,315
Contractual commitments by expected repayment date
Film obligations(1)	$40,267	$—	$—	$—	$—	$—	$40,267
Distribution and marketing commitments (4)	85,702	—	22,000	—	—	—	107,702
Minimum guarantee commitments (5)	155,053	11,890	1,396	—	—	—	168,339
Production loan commitments (5)	14,604	2,230	—	—	—	—	16,834
Cash interest payments on subordinated notes and other financing obligations	8,098	8,098	2,440	2,414	2,414	—	23,464
Cash interest payments on senior secured second priority notes	24,862	24,190	24,190	24,190	24,190	48,380	170,002
Operating lease commitments	8,862	8,113	8,580	8,679	8,090	3,269	45,593
Other contractual obligations	21,140	704	—	—	—	—	21,844
Employment and consulting contracts	34,551	18,284	9,271	4,918	2,637	1,890	71,551
	$393,139	$73,509	$67,877	$40,201	$37,331	$53,539	$665,596

Total future commitments under contractual obligations	$579,972	$286,946	$71,595	$137,947	$103,912	$289,539	$1,469,911

(1)       Production loans represent loans for the production of film and television programs that the Company produces. Film obligations include minimum guarantees and theatrical marketing obligations as disclosed in Note 12 of our consolidated financial statements. Repayment dates are based on anticipated delivery or release date of the related film or contractual due dates of the obligation.

(2)       Subordinated notes and other financing obligations reflect the principal amounts of the October 2004 2.9375% Notes, the February 2005 3.625% Notes, and the April 2009 3.625% Notes and other financing obligations. The future repayment dates of the Senior Notes represent the first redemption date by holder for each note respectively. As of March 31, 2010, the carrying value of our subordinated notes was as follows: October 2004 2.9375% Notes — $99.5 million; February 2005 3.625% Notes — $52.7 million; and April 2009 3.625% Notes — $36.2 million. The difference between the carrying value and the principal amounts is being amortized as a non-cash charge to interest expense over the expected life of the Notes.

(3)       Senior secured second-priority notes reflect the principal amount payable in November 2016 with a carrying amount of $225.2 million as of March 31, 2010. The difference between the carrying value and the principal amount is being amortized as a non-cash charge to interest expense over the expected life of the notes.

(4)       Distribution and marketing commitments represent contractual commitments for future expenditures associated with distribution and marketing of films which we will distribute. The payment dates of these amounts are primarily based on the anticipated release date of the film.

(5)       Minimum guarantee commitments represent contractual commitments related to the purchase of film rights for future delivery. Production loan commitments represent amounts committed for future film production and development to be funded through production financing and recorded as a production loan liability. Future payments under these commitments are based on anticipated delivery or release dates of the related film or contractual due dates of the commitment. The amounts include future interest payments associated with the commitments.

Operating Leases. The Company has operating leases for offices and equipment. The Company incurred rental expense of $9.7 million during the year ended March 31, 2010 (2009 — $9.6 million; 2008 — $6.2 million). The Company earned sublease income of $0.7 million during the year ended March 31, 2010 (2009 — $0.5 million; 2008 — $0.5 million).

Contingencies. The Company is from time to time involved in various claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any such pending or threatened proceedings, or any amount which the Company might be required to pay by reason thereof, would have a material adverse effect on the financial condition or future results of the Company.

The Company has provided an accrual for estimated losses under the above matters as of March 31, 2010.

23. Financial Instruments

(a) Credit Risk

Concentration of credit risk with the Company’s customers is limited due to the Company’s customer base and the diversity of its sales throughout the world. The Company performs ongoing credit evaluations and maintains a provision for potential credit losses. The Company generally does not require collateral for its trade accounts receivable. Accounts receivable include amounts receivable from Canadian governmental agencies in connection with government assistance for productions as well as amounts due from customers. Amounts receivable from governmental agencies amounted to 15.6% of accounts receivable, net at March 31, 2010 (2009 — 16.4%).

(b) Forward Contracts

The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses denominated in various foreign currencies. As of March 31, 2010, we had outstanding forward foreign exchange contracts to buy Canadian $1.7 million in exchange for US$1.6 million over a period of one month at a weighted average exchange rate of one US$ equals Canadian $1.07 and we had outstanding forward exchange contracts to buy US$6.2 million in exchange for British Pound Sterling £3.8 million over a period of six months at a weighted average exchange rate of one British Pound Sterling equals US$1.64. Changes in the fair value representing a net unrealized fair value gain on foreign exchange contracts that qualified as effective hedge contracts outstanding during the year ended March 31, 2010 amounted to $0.4 million and are included in accumulated other comprehensive income (loss), a separate component of shareholders’ equity. These contracts are entered into with a major financial institution as counterparty. The Company is exposed to credit loss in the event of nonperformance by the counterparty, which is limited to the cost of replacing the contracts, at current market rates. The Company does not require collateral or other security to support these contracts.

24. Supplementary Cash Flow Statement Information

(a) Interest paid during the fiscal year ended March 31, 2010 amounted to $18.1 million (2009 — $14.5 million; 2008 — $12.1 million).

(b) Income taxes paid during the fiscal year ended March 31, 2010 amounted to $1.1 million (2009 — $5.3 million; 2008 — $4.8 million).

25. Quarterly Financial Data (Unaudited)

Certain quarterly information is presented below:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Amounts in thousands, except per share amounts)

2010
Revenues	$379,224	$366,051	$342,584	$401,647
Direct operating expenses	$210,529	$189,504	$200,265	$177,671
Net income (loss)	$36,349	$31,716	$(65,259)	$(22,284)
Basic income (loss) per share	$0.31	$0.27	$(0.55)	$(0.19)
Diluted income (loss) per share	$0.30	$0.26	$(0.55)	$(0.19)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Amounts in thousands, except per share amounts)
2009
Revenues	$298,459	$380,718	$324,027	$463,170
Direct operating expenses	$147,684	$199,626	$218,451	$228,055
Net income (loss)	$3,519	$(51,814)	$(97,731)	$(32,428)
Basic income (loss) per share	$0.03	$(0.44)	$(0.84)	$(0.28)
Diluted income (loss) per share	$0.03	$(0.44)	$(0.84)	$(0.28)

26. Consolidating Financial Information — Subordinated Notes

The October 2004 2.9375% Notes, the February 2005 3.625% Notes, and the April 2009 3.625% Notes, by their terms, are fully and unconditionally guaranteed by the Company.

The following tables present condensed consolidating financial information as of March 31, 2010 and 2009 and for the years ended March 31, 2010, 2009, and 2008 for (1) the Company, on a stand-alone basis, (2) LGEI, on a stand-alone basis, (3) the non-guarantor subsidiaries of the Company (including the subsidiaries of LGEI), on a combined basis (collectively, the “Non-guarantor Subsidiaries”) and (4) the Company, on a consolidated basis.

	As of March 31, 2010
	Lions Gate	Lions Gate
	Entertainment	Entertainment	Non-guarantor	Consolidating	Lions Gate
	Corp.	Inc.	Subsidiaries	Adjustments	Consolidated
	(Amounts in thousands)
BALANCE SHEET
Assets
Cash and cash equivalents	$814	$3,059	$65,369	$—	$69,242
Restricted cash	—	4,123	—	—	4,123
Restricted investments	—	6,995	—	—	6,995
Accounts receivable, net	99	1,116	291,209	500	292,924
Investment in films and television programs, net	2	6,391	655,994	(1,282)	661,105
Property and equipment, net	—	11,328	1,086	—	12,414
Finite-lived intangible assets, net	—	—	1,393	—	1,393
Equity method investments	—	18,611	160,460	—	179,071
Goodwill	10,173	—	229,081	—	239,254
Other assets	431	25,446	34,757	—	60,634
Subsidiary investments and advances	43,686	(5,885)	(249,526)	211,725	—
	$55,205	$71,184	$1,189,823	$210,943	$1,527,155

Liabilities and Shareholders’ Equity (Deficiency)
Senior revolving credit facility	$—	$17,000	$—	$—	$17,000
Senior secured second-priority notes	—	225,155	—	—	225,155
Accounts payable and accrued liabilities	1,018	53,706	198,915	106	253,745
Participations and residuals	186	3,760	298,741	(10)	302,677
Film obligations and production loans	79	—	351,690	—	351,769
Subordinated notes and other financing obligations	—	188,318	3,718	—	192,036
Deferred revenue	—	247	130,725	(121)	130,851
Shareholders’ equity (deficiency)	53,922	(417,002)	206,034	210,968	53,922
	$55,205	$71,184	$1,189,823	$210,943	$1,527,155

	Year Ended March 31, 2010
	Lions Gate	Lions Gate
	Entertainment	Entertainment	Non-guarantor	Consolidating	Lions Gate
	Corp.	Inc.	Subsidiaries	Adjustments	Consolidated
	(Amounts in thousands)
STATEMENT OF OPERATIONS
Revenues	$—	$32,219	$1,490,667	$(33,380)	$1,489,506
EXPENSES:
Direct operating	—	458	806,301	(28,790)	777,969
Distribution and marketing	—	7,475	498,708	(42)	506,141
General and administration	7,070	72,705	63,543	(258)	143,060
Depreciation and amortization	—	4,832	7,623	—	12,455
Total expenses	7,070	85,470	1,376,175	(29,090)	1,439,625
OPERATING INCOME (LOSS)	(7,070)	(53,251)	114,492	(4,290)	49,881
Other expenses (income):
Interest expense	—	45,165	2,808	(811)	47,162
Interest and other income	(130)	(12,050)	(677)	11,310	(1,547)
Gain on extinguishment of debt	—	(5,675)	—	—	(5,675)
Total other expenses (income)	(130)	27,440	2,131	10,499	39,940
INCOME (LOSS) BEFORE EQUITY INTERESTS AND INCOME TAXES	(6,940)	(80,691)	112,361	(14,789)	9,941
Equity interests income (loss)	(12,513)	49,090	(37,749)	(27,029)	(28,201)
INCOME (LOSS) BEFORE INCOME TAXES	(19,453)	(31,601)	74,612	(41,818)	(18,260)
Income tax provision (benefit)	25	225	968	—	1,218
NET INCOME (LOSS)	$(19,478)	$(31,826)	$73,644	$(41,818)	$(19,478)

	Year Ended March 31, 2010
	Lions Gate	Lions Gate
	Entertainment	Entertainment	Non-guarantor	Consolidating	Lions Gate
	Corp.	Inc.	Subsidiaries	Adjustments	Consolidated
	(Amounts in thousands)
STATEMENT OF CASH FLOWS
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(12,543)	$14,072	$(136,489)	$—	$(134,960)
INVESTING ACTIVITIES:
Purchases of restricted investments	—	(13,994)	—	—	(13,994)
Proceeds from the sale of restricted investments	—	13,985	—	—	13,985
Investment in equity method investees	—	—	(47,129)	—	(47,129)
Increase in loan receivables	—	(362)	(1,056)	—	(1,418)
Repayment of loans receivable	—	—	8,333	—	8,333
Purchases of property and equipment	—	(1,146)	(2,538)	—	(3,684)
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	—	(1,517)	(42,390)	—	(43,907)
FINANCING ACTIVITIES:
Tax withholding requirements on equity awards	(2,030)	—	—	—	(2,030)
Proceeds from the issuance of mandatorily redeemable preferred stock units and common stock units related to the sale of 49% interest in TV Guide Network	—	—	109,776	—	109,776
Borrowings under senior revolving credit facility	—	302,000	—	—	302,000
Repayments of borrowings under senior revolving credit facility	—	(540,000)	—	—	(540,000)
Borrowings under individual production loans	—	—	144,741	—	144,741
Repayment of individual production loans	—	—	(136,261)	—	(136,261)
Production loan borrowings under Pennsylvania Regional Center credit facility	—	—	63,133	—	63,133
Production loan borrowings under film credit facility, net of deferred financing costs	—	—	30,469	—	30,469
Production loan repayments under film credit facility	—	—	(2,718)	—	(2,718)
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	—	214,727	—	—	214,727
Repurchase of subordinated notes	—	(75,185)	—	—	(75,185)
Repayment of other financing obligations	—	—	(134)	—	(134)
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	(2,030)	(98,458)	209,006	—	108,518
NET CHANGE IN CASH AND CASH EQUIVALENTS	(14,573)	(85,903)	30,127	—	(70,349)
FOREIGN EXCHANGE EFFECTS ON CASH	2,134	—	(1,018)	—	1,116
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	13,253	88,962	36,260	—	138,475
CASH AND CASH EQUIVALENTS — END OF PERIOD	$814	$3,059	$65,369	$—	$69,242

	As of March 31, 2009
	Lions Gate Entertainment Corp.	Lions Gate Entertainment Inc.	Non- guarantor Subsidiaries	Consolidating Adjustments	Lions Gate Consolidated
	(Amounts in thousands)
BALANCE SHEET
Assets
Cash and cash equivalents	$13,253	$88,962	$36,260	$—	$138,475
Restricted cash	—	10,056	—	—	10,056
Restricted investments	—	6,987	—	—	6,987
Accounts receivable, net	113	3,737	223,289	(129)	227,010
Investment in films and television programs, net	2	6,761	695,781	223	702,767
Property and equipment, net	—	15,014	27,401	—	42,415
Finite-lived intangible assets, net	—	—	78,904	—	78,904
Goodwill	10,173	—	369,229	—	379,402
Other assets	—	37,636	43,598	—	81,234
Subsidiary investments and advances	19,188	(1,103)	(52,438)	34,353	—
	$42,729	$168,050	$1,422,024	$34,447	$1,667,250
Liabilities and Shareholders’ Equity (Deficiency)
Senior revolving credit facility	$—	$255,000	$—	$—	$255,000
Accounts payable and accrued liabilities	821	12,289	257,866	(415)	270,561
Participations and residuals	152	472	371,234	(1)	371,857
Film obligations and production loans	63	—	304,590	(128)	304,525
Subordinated notes and other financing obligations	—	265,805	15,716	—	281,521
Deferred revenue	—	385	141,708	—	142,093
Shareholders’ equity (deficiency)	41,693	(365,901)	330,910	34,991	41,693
	$42,729	$168,050	$1,422,024	$34,447	$1,667,250

	Year Ended March 31, 2009
	Lions Gate Entertainment Corp.	Lions Gate Entertainment Inc.	Non- guarantor Subsidiaries	Consolidating Adjustments	Lions Gate Consolidated
	(Amounts in thousands)
STATEMENT OF OPERATIONS
Revenues	$560	$24,810	$1,475,631	$(34,627)	$1,466,374
EXPENSES:
Direct operating	712	—	796,770	(3,666)	793,816
Distribution and marketing	8	2,374	667,229	(54)	669,557
General and administration	1,584	67,734	67,243	2	136,563
Depreciation and amortization	—	3,889	3,768	—	7,657
Total expenses	2,304	73,997	1,535,010	(3,718)	1,607,593
OPERATING INCOME (LOSS)	(1,744)	(49,187)	(59,379)	(30,909)	(141,219)
Other expenses (income):
Interest expense	14	32,707	1,554	—	34,275
Interest and other income	(229)	(4,022)	(1,534)	—	(5,785)
Gain on extinguishment of debt	—	(3,023)	—	—	(3,023)
Total other expenses (income)	(215)	25,662	20	—	25,467
INCOME (LOSS) BEFORE EQUITY INTERESTS AND INCOME TAXES	(1,529)	(74,849)	(59,399)	(30,909)	(166,686)
Equity interests income (loss)	(176,919)	(87,022)	(6,150)	261,047	(9,044)
INCOME (LOSS) BEFORE INCOME TAXES	(178,448)	(161,871)	(65,549)	230,138	(175,730)
Income tax provision (benefit)	6	1,374	1,344	—	2,724
NET INCOME (LOSS)	$(178,454)	$(163,245)	$(66,893)	$230,138	$(178,454)

	Year Ended March 31, 2009
	Lions Gate Entertainment Corp.	Lions Gate Entertainment Inc.	Non- guarantor Subsidiaries	Consolidating Adjustments	Lions Gate Consolidated
	(Amounts in thousands)
STATEMENT OF CASH FLOWS
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$56,435	$(256,846)	$98,505	$—	$(101,906)
INVESTING ACTIVITIES:
Purchases of investments — auction rate securities	—	(13,989)	—	—	(13,989)
Proceeds from the sale of investments - auction rate securities	—	14,000	—	—	14,000
Acquisition of TV Guide, net of unrestricted cash acquired	—	(243,158)	—	—	(243,158)
Investment in equity method investees	—	—	(18,031)	—	(18,031)
Increase in loan receivables	—	(3,767)	(25,000)	—	(28,767)
Purchases of property and equipment	—	(7,549)	(1,125)	—	(8,674)
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	—	(254,463)	(44,156)	—	(298,619)
FINANCING ACTIVITIES:
Exercise of stock options	2,894	—	—	—	2,894
Tax withholding requirements on equity awards	(3,734)	—	—	—	(3,734)
Repurchases of common shares	(44,968)	—	—	—	(44,968)
Production loan borrowings under Pennsylvania Regional Center credit facility	—	255,000	—	—	255,000
Production loan borrowings under film credit facility, net of deferred financing costs	—	—	189,858	—	189,858
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	—	—	(222,034)	—	(222,034)
Repurchase of subordinated notes	—	(5,310)	(67)	—	(5,377)
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	(45,808)	249,690	(32,243)	—	171,639
NET CHANGE IN CASH AND CASH EQUIVALENTS	10,627	(261,619)	22,106	—	(228,886)
FOREIGN EXCHANGE EFFECTS ON CASH	(1,848)	—	(2,380)	—	(4,228)
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	4,474	350,581	16,534	—	371,589
CASH AND CASH EQUIVALENTS — END OF PERIOD	$13,253	$88,962	$36,260	$—	$138,475

	Year Ended March 31, 2008
	Lions Gate Entertainment Corp.	Lions Gate Entertainment Inc.	Non- guarantor Subsidiaries	Consolidating Adjustments	Lions Gate Consolidated
	(Amounts in thousands)
STATEMENT OF OPERATIONS
Revenues	$397	$14,312	$1,363,872	$(17,542)	$1,361,039
EXPENSES:
Direct operating	254	—	662,507	(1,837)	660,924
Distribution and marketing	—	1,969	634,011	(314)	635,666
General and administration	1,182	68,407	49,491	—	119,080
Depreciation and amortization	—	2	5,498	—	5,500
Total expenses	1,436	70,378	1,351,507	(2,151)	1,421,170
OPERATING INCOME (LOSS)	(1,039)	(56,066)	12,365	(15,391)	(60,131)
Other expenses (income):
Interest expense	—	29,235	664	—	29,899
Interest and other income	(275)	(10,684)	(317)	—	(11,276)
Gain on sale of equity securities	—	—	(2,909)	—	(2,909)
Total other expenses (income)	(275)	18,551	(2,562)	—	15,714
INCOME (LOSS) BEFORE EQUITY INTERESTS AND INCOME TAXES	(764)	(74,617)	14,927	(15,391)	(75,845)
Equity interests income (loss)	(87,320)	(10,385)	(5,896)	96,042	(7,559)
INCOME (LOSS) BEFORE INCOME TAXES	(88,084)	(85,002)	9,031	80,651	(83,404)
Income tax provision (benefit)	(649)	422	4,258	—	4,031
NET INCOME (LOSS)	$(87,435)	$(85,424)	$4,773	$80,651	$(87,435)

	Year Ended March 31, 2008
	Lions Gate Entertainment Corp.	Lions Gate Entertainment Inc.	Non- guarantor Subsidiaries	Consolidating Adjustments	Lions Gate Consolidated
	(Amounts in thousands)
STATEMENT OF CASH FLOWS
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$29,821	$124,361	$(66,878)	$1,846	$89,150
INVESTING ACTIVITIES:
Purchases of investments — auction rate securities	—	(229,262)	—	—	(229,262)
Proceeds from the sale of investments — auction rate securities	—	466,641	—	—	466,641
Purchases of investments — equity securities	—	—	(4,836)	—	(4,836)
Proceeds from the sale of investments — equity securities	—	16,343	7,812	—	24,155
Acquisition of Mandate, net of unrestricted cash acquired	—	(45,157)	3,952	—	(41,205)
Acquisition of Maple, net of unrestricted cash acquired	—	—	1,753	—	1,753
Investment in equity method investees	—	(3,099)	(3,361)	—	(6,460)
Increase in loan receivables	—	(5,895)	—	—	(5,895)
Purchases of property and equipment	—	(1,200)	(2,408)	—	(3,608)
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	—	198,371	2,912	—	201,283
FINANCING ACTIVITIES:
Exercise of stock options	1,251	—	—	—	1,251
Tax withholding requirements on equity awards	(5,319)	—	—	—	(5,319)
Repurchases of common shares	(22,260)	—	—	—	(22,260)
Borrowings under financing arrangements	—	—	3,718	—	3,718
Increase in production loans	—	—	162,400	—	162,400
Repayment of production loans	—	—	(111,357)	—	(111,357)
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	(26,328)	—	54,761	—	28,433
NET CHANGE IN CASH AND CASH EQUIVALENTS	3,493	322,732	(9,205)	1,846	318,866
FOREIGN EXCHANGE EFFECTS ON CASH	(927)	(498)	4,497	(1,846)	1,226
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	1,908	28,347	21,242	—	51,497
CASH AND CASH EQUIVALENTS — END OF PERIOD	$4,474	$350,581	$16,534	$—	$371,589

27. Consolidating Financial Information — Senior Secured Second-Priority Notes

In October 2009, the Company issued $236.0 million aggregate principal amount of the Senior Notes due 2016 in a private offering conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, through LGEI.

The Company has agreed to make available to the trustee and the holders of the Senior Notes the following tables which present condensed consolidating financial information as of March 31, 2010 and March 31, 2009, and for years ended March 31, 2010, 2009 and 2008 for (1) the Company, on a stand-alone basis, (2) LGEI, on a stand-alone basis, (3) the guarantor subsidiaries of the Company (including the subsidiaries of LGEI), on a combined basis (4) the non-guarantor subsidiaries of the Company (including the subsidiaries of LGEI), on a combined basis and (5) the Company, on a consolidated basis.

	As of March 31, 2010
	Lions Gate	Lions Gate
	Entertainment	Entertainment	Other Subsidiaries		Consolidating	Lions Gate
	Corp.	Inc.	Guarantors	Non-guarantors	Adjustments	Consolidated
	(Amounts in thousands)
BALANCE SHEET
Assets
Cash and cash equivalents	$814	$3,059	$8,152	$57,217	$—	$69,242
Restricted cash	—	4,123	—	—	—	4,123
Restricted investments	—	6,995	—	—	—	6,995
Accounts receivable, net	99	1,116	238,138	53,071	500	292,924
Investment in films and television programs, net	2	6,391	567,718	88,276	(1,282)	661,105
Property and equipment, net	—	11,328	382	704	—	12,414
Finite-lived intangible assets, net	—	—	1,027	366	—	1,393
Equity method investments	—	18,611	32,330	128,130	—	179,071
Goodwill	10,173	—	198,883	30,198	—	239,254
Other assets	431	25,446	31,810	2,947	—	60,634
Subsidiary investments and advances	43,686	(5,885)	(91,278)	(188,711)	242,188	—
	$55,205	$71,184	$987,162	$172,198	$241,406	$1,527,155

Liabilities and Shareholders’ Equity (Deficiency)
Senior revolving credit facility	$—	$17,000	$—	$—	$—	$17,000
Senior secured second-priority notes	—	225,155	—	—	—	225,155
Accounts payable and accrued liabilities	1,018	53,706	169,893	30,298	(1,170)	253,745
Participations and residuals	186	3,760	255,794	42,947	(10)	302,677
Film obligations and production loans	79	—	334,791	16,899	—	351,769
Subordinated notes and other financing obligations	—	188,318	3,718	—	—	192,036
Deferred revenue	—	247	125,323	5,402	(121)	130,851
Shareholders’ equity (deficiency)	53,922	(417,002)	97,643	76,652	242,707	53,922
	$55,205	$71,184	$987,162	$172,198	$241,406	$1,527,155

	Year Ended March 31, 2010
	Lions Gate	Lions Gate
	Entertainment	Entertainment	Other Subsidiaries		Consolidating	Lions Gate
	Corp.	Inc.	Guarantors	Non-guarantors	Adjustments	Consolidated
	(Amounts in thousands)
STATEMENT OF OPERATIONS
Revenues	$—	$32,219	$1,238,659	$259,654	$(41,026)	$1,489,506
EXPENSES:
Direct operating	—	458	664,323	156,297	(43,109)	777,969
Distribution and marketing	—	7,475	433,878	64,830	(42)	506,141
General and administration	7,070	72,705	42,347	21,212	(274)	143,060
Depreciation and amortization	—	4,832	3,645	3,978	—	12,455
Total expenses	7,070	85,470	1,144,193	246,317	(43,425)	1,439,625
OPERATING INCOME (LOSS)	(7,070)	(53,251)	94,466	13,337	2,399	49,881
Other expenses (income):
Interest expense	—	45,165	1,662	1,146	(811)	47,162
Interest and other income	(130)	(12,050)	(605)	(72)	11,310	(1,547)
Gain on extinguishment of debt	—	(5,675)	—	—	—	(5,675)
Total other expenses (income)	(130)	27,440	1,057	1,074	10,499	39,940
INCOME (LOSS) BEFORE EQUITY INTERESTS AND INCOME TAXES	(6,940)	(80,691)	93,409	12,263	(8,100)	9,941
Equity interests income (loss)	(12,513)	49,090	(27,155)	(10,594)	(27,029)	(28,201)
INCOME (LOSS) BEFORE INCOME TAXES	(19,453)	(31,601)	66,254	1,669	(35,129)	(18,260)
Income tax provision (benefit)	25	225	(751)	1,719	—	1,218
NET INCOME (LOSS)	(19,478)	(31,826)	67,005	(50)	(35,129)	(19,478)

	Year Ended March 31, 2010
	Lions Gate	Lions Gate
	Entertainment	Entertainment	Other Subsidiaries		Consolidating	Lions Gate
	Corp.	Inc.	Guarantors	Non-guarantors	Adjustments	Consolidated
	(Amounts in thousands)

STATEMENT OF CASH FLOWS
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(12,543)	$14,072	$(94,998)	$(41,491)	$—	$(134,960)
INVESTING ACTIVITIES:
Purchases of restricted investments	—	(13,994)	—	—	—	(13,994)
Proceeds from the sale of restricted investments	—	13,985	—	—	—	13,985
Investment in equity method investees	—	—	(47,129)	—	—	(47,129)
Increase in loan receivables	—	(362)	—	(1,056)	—	(1,418)
Repayment of loans receivable	—	—	8,333	—	—	8,333
Purchases of property and equipment	—	(1,146)	(605)	(1,933)	—	(3,684)
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	—	(1,517)	(39,401)	(2,989)	—	(43,907)
FINANCING ACTIVITIES:
Tax withholding requirements on equity awards	(2,030)	—	—	—	—	(2,030)
Proceeds from the issuance of mandatorily redeemable preferred stock units and common stock units related to the sale of 49% interest in TV Guide Network	—	—	—	109,776	—	109,776
Borrowings under senior revolving credit facility	—	302,000	—	—	—	302,000
Repayments of borrowings under senior revolving credit facility	—	(540,000)	—	—	—	(540,000)
Borrowings under individual production loans	—	—	128,590	16,151	—	144,741
Repayment of individual production loans	—	—	(87,347)	(48,914)	—	(136,261)
Production loan borrowings under Pennsylvania Regional Center credit facility	—	—	63,133	—	—	63,133
Production loan borrowings under film credit facility, net of deferred financing costs	—	—	30,469	—	—	30,469
Production loan repayments under film credit facility	—	—	(2,718)	—	—	(2,718)
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	—	214,727	—	—	—	214,727
Repurchase of subordinated notes	—	(75,185)	—	—	—	(75,185)
Repayment of other financing obligations	—	—	—	(134)	—	(134)
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	(2,030)	(98,458)	132,127	76,879	—	108,518
NET CHANGE IN CASH AND CASH EQUIVALENTS	(14,573)	(85,903)	(2,272)	32,399	—	(70,349)
FOREIGN EXCHANGE EFFECTS ON CASH	2,134	—	—	(1,018)	—	1,116
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	13,253	88,962	10,424	25,836	—	138,475
CASH AND CASH EQUIVALENTS — END OF PERIOD	$814	$3,059	$8,152	$57,217	$—	$69,242

	As of March 31, 2009
	Lions Gate Entertainment	Lions Gate Entertainment	Other Subsidiaries		Consolidating	Lions Gate
	Corp.	Inc.	Guarantors	Non-guarantors	Adjustments	Consolidated
	(Amounts in thousands)
BALANCE SHEET
Assets
Cash and cash equivalents	$13,253	$88,962	$10,424	$25,836	$—	$138,475
Restricted cash	—	10,056	—	—	—	10,056
Restricted investments	—	6,987	—	—	—	6,987
Accounts receivable, net	113	3,737	168,479	54,810	(129)	227,010
Investment in films and television programs, net	2	6,761	515,278	180,909	(183)	702,767
Property and equipment, net	—	15,014	558	26,843	—	42,415
Finite-lived intangible assets, net	—	—	1,070	77,834	—	78,904
Goodwill	10,173	—	183,883	185,346	—	379,402
Other assets	—	37,636	40,427	3,171	—	81,234
Subsidiary investments and advances	19,188	(1,103)	13,718	(33,545)	1,742	—
	$42,729	$168,050	$933,837	$521,204	$1,430	$1,667,250
Liabilities and Shareholders’ Equity (Deficiency)
Senior revolving credit facility	$—	$255,000	$—	$—	$—	$255,000
Accounts payable and accrued liabilities	821	12,289	216,725	40,301	425	270,561
Participations and residuals	152	472	280,070	91,118	45	371,857
Film obligations and production loans	63	—	258,597	45,993	(128)	304,525
Subordinated notes and other financing obligations	—	265,805	3,718	11,998	—	281,521
Deferred revenue	—	385	110,652	31,056	—	142,093
Shareholders’ equity (deficiency)	41,693	(365,901)	64,075	300,738	1,088	41,693
	$42,729	$168,050	$933,837	$521,204	$1,430	$1,667,250

	Year Ended March 31, 2009
	Lions Gate Entertainment	Lions Gate Entertainment	Other Subsidiaries		Consolidating	Lions Gate
	Corp.	Inc.	Guarantors	Non-guarantors	Adjustments	Consolidated
	(Amounts in thousands)
STATEMENT OF OPERATIONS
Revenues	$560	$24,810	$1,291,404	$187,455	$(37,855)	$1,466,374
EXPENSES:
Direct operating	712	—	733,948	95,863	(36,707)	793,816
Distribution and marketing	8	2,374	580,625	86,630	(80)	669,557
General and administration	1,584	67,734	45,648	21,597	—	136,563
Depreciation and amortization	—	3,889	1,052	2,716	—	7,657
Total expenses	2,304	73,997	1,361,273	206,806	(36,787)	1,607,593
OPERATING LOSS	(1,744)	(49,187)	(69,869)	(19,351)	(1,068)	(141,219)
Other expenses (income):
Interest expense	14	32,707	1,187	961	(594)	34,275
Interest and other income	(229)	(4,022)	(1,489)	(639)	594	(5,785)
Gain on extinguishment of debt	—	(3,023)	—	—	—	(3,023)
Total other expenses (income)	(215)	25,662	(302)	322	—	25,467
INCOME (LOSS) BEFORE EQUITY INTERESTS AND INCOME TAXES	(1,529)	(74,849)	(69,567)	(19,673)	(1,068)	(166,686)
Equity interests income (loss)	(176,919)	(98,120)	(6,151)	—	272,146	(9,044)
INCOME (LOSS) BEFORE INCOME TAXES	(178,448)	(172,969)	(75,718)	(19,673)	271,078	(175,730)
Income tax provision (benefit)	6	1,374	1,134	210	—	2,724
NET INCOME (LOSS)	$(178,454)	$(174,343)	$(76,852)	$(19,883)	$271,078	$(178,454)

	Year Ended March 31, 2009
	Lions Gate Entertainment	Lions Gate Entertainment	Other Subsidiaries		Consolidating	Lions Gate
	Corp.	Inc.	Guarantors	Non-guarantors	Adjustments	Consolidated
	(Amounts in thousands)
STATEMENT OF CASH FLOWS
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$56,435	$(256,846)	$92,006	$6,499	$—	$(101,906)
INVESTING ACTIVITIES:
Purchases of restricted investments	—	(13,989)	—	—	—	(13,989)
Proceeds from the sale of restricted investments	—	14,000	—	—	—	14,000
Acquisition of TV Guide, net of unrestricted cash acquired	—	(243,158)	—	—	—	(243,158)
Investment in equity method investees	—	—	(18,031)	—	—	(18,031)
Increase in loan receivables	—	(3,767)	(25,000)	—	—	(28,767)
Purchases of property and equipment	—	(7,549)	(191)	(934)	—	(8,674)
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	—	(254,463)	(43,222)	(934)	—	(298,619)
FINANCING ACTIVITIES:
Exercise of stock options	2,894	—	—	—	—	2,894
Tax withholding requirements on equity awards	(3,734)	—	—	—	—	(3,734)
Repurchases of common shares	(44,968)	—	—	—	—	(44,968)
Borrowings under senior revolving credit facility	—	255,000	—	—	—	255,000
Borrowings under individual production loans	—	—	148,583	41,275	—	189,858
Repayment of individual production loans	—	—	(192,842)	(29,192)	—	(222,034)
Repayment of other financing obligations	—	(5,310)	—	(67)	—	(5,377)
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	(45,808)	249,690	(44,259)	12,016	—	171,639
NET CHANGE IN CASH AND CASH EQUIVALENTS	10,627	(261,619)	4,525	17,581	—	(228,886)
FOREIGN EXCHANGE EFFECTS ON CASH	(1,848)	—	—	(2,380)	—	(4,228)
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	4,474	350,581	5,899	10,635	—	371,589
CASH AND CASH EQUIVALENTS — END OF PERIOD	$13,253	$88,962	$10,424	$25,836	$—	$138,475

	Year Ended March 31, 2008
	Lions Gate Entertainment	Lions Gate Entertainment	Other Subsidiaries		Consolidating	Lions Gate
	Corp.	Inc.	Guarantors	Non-guarantors	Adjustments	Consolidated
	(Amounts in thousands)
STATEMENT OF OPERATIONS
Revenues	$397	$14,312	$1,202,129	$162,109	$(17,908)	$1,361,039
EXPENSES:
Direct operating	254	—	606,345	85,961	(31,636)	660,924
Distribution and marketing	—	1,969	563,736	70,874	(913)	635,666
General and administration	1,182	68,407	38,814	10,675	2	119,080
Depreciation and amortization	—	2	5,310	318	(130)	5,500
Total expenses	1,436	70,378	1,214,205	167,828	(32,677)	1,421,170
OPERATING INCOME (LOSS)	(1,039)	(56,066)	(12,076)	(5,719)	14,769	(60,131)
Other expenses (income):
Interest expense	—	29,235	273	1,880	(1,489)	29,899
Interest and other income	(275)	(10,684)	(748)	(1,022)	1,453	(11,276)
Gain on extinguishment of debt	—	—	(67)	(2,842)	—	(2,909)
Total other expenses (income)	(275)	18,551	(542)	(1,984)	(36)	15,714
INCOME (LOSS) BEFORE EQUITY INTERESTS AND INCOME TAXES	(764)	(74,617)	(11,534)	(3,735)	14,805	(75,845)
Equity interests income (loss)	(87,320)	(25,004)	(5,418)	(159)	110,342	(7,559)
INCOME (LOSS) BEFORE INCOME TAXES	(88,084)	(99,621)	(16,952)	(3,894)	125,147	(83,404)
Income tax provision (benefit)	(649)	422	4,378	(120)	—	4,031
NET INCOME (LOSS)	$(87,435)	$(100,043)	$(21,330)	$(3,774)	$125,147	$(87,435)

	Year Ended March 31, 2008
	Lions Gate Entertainment	Lions Gate Entertainment	Other Subsidiaries		Consolidating	Lions Gate
	Corp.	Inc.	Guarantors	Non-guarantors	Adjustments	Consolidated
	(Amounts in thousands)
STATEMENT OF CASH FLOWS
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$29,821	$124,361	$(48,555)	$(18,323)	$1,846	$89,150
INVESTING ACTIVITIES:
Purchases of restricted investments	—	(229,262)	—	—	—	(229,262)
Proceeds from the sale of restricted investments	—	466,641	—	—	—	466,641
Purchases of investments — equity securities	—	—	—	(4,836)	—	(4,836)
Proceeds from the sale of investments — equity securities	—	16,343	—	7,812	—	24,155
Acquisition of Mandate, net of unrestricted cash acquired	—	(45,157)	1,057	2,895	—	(41,205)
Acquisition of Maple Pictures, net of unrestricted cash acquired	—	—	—	1,753	—	1,753
Investment in equity method investees	—	(3,099)	(2,604)	(757)	—	(6,460)
Increase in loans receivable	—	(5,895)	—	—	—	(5,895)
Purchases of property and equipment	—	(1,200)	(2,178)	(230)	—	(3,608)
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	—	198,371	(3,725)	6,637	—	201,283
FINANCING ACTIVITIES:
Exercise of stock options	1,251	—	—	—	—	1,251
Tax withholding requirements on equity awards	(5,319)	—	—	—	—	(5,319)
Repurchases of common shares	(22,260)	—	—	—	—	(22,260)
Borrowings under individual production loans	—	—	132,861	29,539	—	162,400
Repayment of individual production loans	—	—	(78,775)	(32,582)	—	(111,357)
Borrowings under other financing obligations	—	—	3,718	—	—	3,718
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	(26,328)	—	57,804	(3,043)	—	28,433
NET CHANGE IN CASH AND CASH EQUIVALENTS	3,493	322,732	5,524	(14,729)	1,846	318,866
FOREIGN EXCHANGE EFFECTS ON CASH	(927)	(498)	—	4,497	(1,846)	1,226
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	1,908	28,347	375	20,867	—	51,497
CASH AND CASH EQUIVALENTS — END OF PERIOD	$4,474	$350,581	$5,899	$10,635	$—	$371,589

28. Related Party Transactions

Cerulean, LLC Transactions

In December 2003 and April 2005 (as amended in May 2010), the Company entered into distribution agreements with Cerulean, LLC (“Cerulean”), a company in which Jon Feltheimer, the Company’s Chief Executive Officer and Co-Chairman of the Company’s Board of Directors, and Michael Burns, the Company’s Vice Chairman and a director, each hold a 28% interest. Under the agreements, the Company obtained rights to distribute certain titles in home video and television media and Cerulean is entitled to receive royalties. During the year ended March 31, 2010, the Company paid $0.1 million to Cerulean under these agreements (2009 — nominal, 2008 — nominal).

Icon International Transactions

In January 2007, the Company and Icon entered into a vendor subscription agreement (the “Vendor Agreement”) with a term of five years. Under the Vendor Agreement, the Company agreed to purchase media advertising through Icon and Icon agreed to reimburse the Company for certain operating expenses as follows: (1) $763,958 during the first year of the term; (2) $786,013 during the second year of the term; (3) $808,813 during the third year of the term; (4) $832,383 during the fourth year of the term; and (5) $856,750 during the fifth year of the term (collectively, the “Minimum Annual Payment Amounts”) or at the Company’s option, the Company could elect that Icon reimburse the Company for certain operating expenses in the following amounts: (a) $1,145,936 during the first year of the term; (b) $1,179,019 during the second year of the term; (c) $1,213,219 during the third year of the term; (d) $1,248,575 during the fourth year of the term; and (e) $1,285,126 during the fifth year of the term (collectively, the “Supplemental Annual Payment Amounts”). The Company elected to be reimbursed for the Supplemental Annual Payment Amount for the first year of the term. In exchange, the Company agreed to purchase media advertising through Icon of approximately $5.6 million per year (if the Company elects to be reimbursed for the Minimum Annual Payment Amount) or approximately $8.4 million per year (if the Company elects to be reimbursed for the Supplemental Annual Payment Amount) for the five-year term. The actual amount of media advertising to be purchased is determined using a formula based upon values assigned to various types of advertising, as set forth in the Vendor Agreement. For accounting purposes, the operating expenses incurred by the Company will continue to be expensed in full and the reimbursements from Icon of such expenses will be treated as a discount on media advertising and will be reflected as a reduction of advertising expense as the media advertising costs are incurred by the Company. The Vendor Agreement may be terminated by the Company effective as of any Vendor Agreement year end with six months notice. During the year ended March 31, 2010, Icon paid $1.2 million to the Company under the Vendor Agreement (2009 — $1.2 million, 2008 — $1.4 million). During the year ended March 31, 2010, the Company incurred $7.2 million in media advertising expenses with Icon under the Vendor Agreement (2009 — $10.9 million, 2008 — $8.8 million).

Other Transactions

The Company recognized $2.7 million in revenue pursuant to the library and output agreement with Maple Pictures during the period from April 1, 2007 to July 17, 2007, the period in which Maple Pictures was an equity method investment (see Note 7).

During the year ended March 31, 2010, the Company recognized $2.2 million in revenue pursuant to the five-year license agreement with Horror Entertainment, LLC (2009 — $2.9 million, 2008 — $1.8 million).

During the year ended March 31, 2010, the Company recognized less than $0.1 million in distribution and marketing expenses paid to Roadside Attractions, LLC in connection with the release of certain theatrical titles (2009 — $4.7 million, 2008 — $3.9 million). During the year ended March 31, 2010, the Company made $3.1 million in participation payments to Roadside Attractions, LLC in connection with the distribution of certain theatrical titles (2009 — $0.3 million, 2008 — nil).

During the year ended March 31, 2010, the Company recognized $0.6 million in interest income associated with a $7.9 million note receivable from Break.com, see Note 8 (2009 — $0.6 million, 2008 — $0.2 million).

During the year ended March 31, 2010, the Company recognized $38.6 million of revenue from EPIX in connection with certain theatrical releases (2009 — nil, 2008 — nil). As of March 31, 2010, the Company held $11.8 million of accounts receivables from EPIX (2009 — nil, 2008 — nil).

During the year ended March 31, 2010, the Company recognized $0.3 million of revenue (2009 — nil, 2008 — nil) and $2.6 million in distribution and marketing expenses (2009 — nil, 2008 — nil) paid to TV Guide Network in connection with the release of certain theatrical titles. Additionally, the Company recognized $10.5 million of income for the accretion of the dividend and discount of the mandatorily redeemable preferred stock units as equity interest income (2009 — nil, 2008 — nil). As of March 31, 2010, the Company held $1.9 million of accounts receivables from TV Guide Network (2009 — nil, 2008 — nil).